                                                                   Exhibit 10.27

                                                                           DRAFT

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                                CREDIT AGREEMENT

                                      AMONG

                          GENERAL MARITIME CORPORATION,

                                 VARIOUS LENDERS


                                       AND


              CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH,
                   AS ADMINISTRATIVE AGENT, SYNDICATION AGENT
                                AND LEAD ARRANGER

                       ----------------------------------



                           DATED AS OF JUNE ___, 2001

                       ----------------------------------


                                  $300,000,000

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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  Amount and Terms of Credit Facilities............................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing; Limitation on
               Number of Borrowings..........................................1
      1.03  Notice of Borrowing..............................................2
      1.04  Disbursement of Funds............................................2
      1.05  Notes............................................................3
      1.06  Pro Rata Borrowings..............................................4
      1.07  Interest.........................................................4
      1.08  Interest Periods.................................................4
      1.09  Increased Costs, Illegality, etc.................................5
      1.10  Compensation.....................................................8
      1.11  Change of Lending Office.........................................8
      1.12  Replacement of Lenders...........................................8

SECTION 2.  Intentionally Omitted...........................................10


SECTION 3.  Commitment Commission; Reductions of Commitment.................10

      3.01  Commitment Commission...........................................10
      3.02  Voluntary Termination of Unutilized Commitments.................10
      3.03  Mandatory Reduction of Commitments..............................11

SECTION 4.  Prepayments; Payments; Taxes....................................11

      4.01  Voluntary Prepayments...........................................11
      4.02  Mandatory Repayments............................................12
      4.03  Method and Place of Payment.....................................14
      4.04  Net Payments; Taxes.............................................14

SECTION 5.  Conditions Precedent to the Effective Date and the
      Initial Borrowing Date................................................16

      5.01  Execution of Agreement; Notes...................................16
      5.02  Fees, etc.......................................................16
      5.03  Opinions of Counsel.............................................16
      5.04  Corporate Documents; Proceedings; etc...........................16
      5.05  Shareholders' Agreements; Management Agreements;
               Debt Agreements; Employment Agreements; Tax
               Sharing Agreements...........................................17
      5.06  Consummation of the Transaction; etc............................17
      5.07  Subsidiaries Guaranty...........................................18
      5.08  Pledge Agreements...............................................18

                                       (i)

      5.09  Assignments of Earnings and Insurances..........................19
      5.10  Mortgages; Certificates of Ownership; Searches;
               Class Certificates; Appraisal Report; Insurance..............19
      5.11  Material Adverse Change, etc....................................20
      5.12  Litigation......................................................21
      5.13  Solvency Certificate............................................21
      5.14  Pro Forma Balance Sheet; Financial Statements;
               Projections..................................................21

SECTION 6.  Conditions Precedent to All Credit Events.......................21

      6.01  No Default; Representations and Warranties......................21
      6.02  Notice of Borrowing.............................................21

SECTION 7.  Representations, Warranties and Agreements......................22

      7.01  Corporate/Limited Liability Company/Limited

               Partnership Status...........................................22
      7.02  Corporate Power and Authority...................................22
      7.03  No Violation....................................................22
      7.04  Governmental Approvals..........................................23
      7.05  Financial Statements; Financial Condition;
               Undisclosed Liabilities; Projections; etc....................23
      7.06  Litigation......................................................24
      7.07  True and Complete Disclosure....................................24
      7.08  Use of Proceeds; Margin Regulations.............................24
      7.09  Tax Returns and Payments........................................25
      7.10  Compliance with ERISA...........................................25
      7.11  The Security Documents..........................................26
      7.12  Representations and Warranties in Documents.....................26
      7.13  Capitalization..................................................26
      7.14  Subsidiaries....................................................27
      7.15  Compliance with Statutes, etc...................................27
      7.16  Investment Company Act..........................................27
      7.17  Public Utility Holding Company Act..............................27
      7.18 Pollution and Other Regulations .................................27
      7.19  Labor Relations.................................................28
      7.20  Patents, Licenses, Franchises and Formulas......................28
      7.21  Indebtedness....................................................28
      7.22  Transaction.....................................................29
      7.23  Insurance.......................................................29
      7.24  Concerning the Vessels..........................................29
      7.25  Citizenship.....................................................29
      7.26  Vessel Classification...........................................29

SECTION 8.  Affirmative Covenants...........................................30

      8.01  Information Covenants...........................................30
      8.02  Books, Records and Inspections..................................33

                                      (ii)

      8.03  Maintenance of Property; Insurance..............................33
      8.04  Corporate Franchises............................................33
      8.05  Compliance with Statutes, etc...................................33
      8.06  Compliance with Environmental Laws..............................34
      8.07  ERISA...........................................................34
      8.08  End of Fiscal Years; Fiscal Quarters............................35
      8.09  Performance of Obligations......................................36
      8.10  Payment of Taxes................................................36
      8.11  Further Assurances..............................................36
      8.12  Interest Rate Protection........................................36
      8.13  Deposit of Earnings.............................................37

SECTION 9.  Negative Covenants..............................................37

      9.01  Liens...........................................................37
      9.02  Consolidation, Merger, Sale of Assets, etc......................38
      9.03  Dividends.......................................................39
      9.04  Indebtedness....................................................40
      9.05  Advances, Investments and Loans.................................40
      9.06  Transactions with Affiliates....................................41
      9.07  Consolidated Interest Coverage Ratio............................41
      9.08  Minimum Consolidated Working Capital Ratio......................41
      9.09  Maximum Leverage Ratio..........................................42
      9.10  Minimum Consolidated Net Worth..................................42
      9.11  Collateral Maintenance..........................................42
      9.12  Limitation on Modifications of Certificate of
               Incorporation, By-Laws and Certain Other

               Agreements; etc..............................................42
      9.13  Limitation on Certain Restrictions on Subsidiaries..............43
      9.14  Limitation on Issuance of Capital Stock.........................43
      9.15  Business........................................................43

SECTION 10.  Events of Default..............................................43

      10.01  Payments.......................................................43
      10.02  Representations, etc...........................................44
      10.03  Covenants......................................................44
      10.04  Default Under Other Agreements.................................44
      10.05  Bankruptcy, etc................................................44
      10.06  ERISA..........................................................45
      10.07  Security Documents.............................................45
      10.08  Subsidiaries Guaranty..........................................46
      10.09  Judgments......................................................46
      10.10  Change of Control..............................................46

SECTION 11.  Definitions and Accounting Terms...............................46

      11.01  Defined Terms..................................................46

                                      (iii)

SECTION 12.  Agency Provisions..............................................63

      12.01  Appointment....................................................63
      12.02  Nature of Duties...............................................64
      12.03  Lack of Reliance on the Administrative Agent...................64
      12.04  Certain Rights of the Agent....................................64
      12.05  Reliance.......................................................64
      12.06  Indemnification................................................65
      12.07  The Administrative Agent in its Individual
               Capacity.....................................................65
      12.08  Holders........................................................65
      12.09  Resignation by the Administrative Agent........................65

SECTION 13.  Miscellaneous..................................................66

      13.01  Payment of Expenses, etc.......................................66
      13.02  Right of Setoff................................................67
      13.03  Notices........................................................67
      13.04  Benefit of Agreement...........................................68
      13.05  No Waiver; Remedies Cumulative.................................69
      13.06  Payments Pro Rata..............................................70
      13.07  Calculations; Computations.....................................70
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
               WAIVER OF JURY TRIAL.........................................71
      13.09  Counterparts...................................................72
      13.10  Effectiveness..................................................72
      13.11  Headings Descriptive...........................................72
      13.12  Amendment or Waiver; etc.......................................72
      13.13  Survival.......................................................73
      13.14  Domicile of Loans..............................................74
      13.15  Limitation on Additional Amounts, etc..........................74
      13.16  Confidentiality................................................74
      13.17  Register.......................................................75
      13.18  Judgment Currency..............................................75
      13.19 Language........................................................76


ANNEX A           -     Plan of Recapitalization

SCHEDULE I        -     Commitments
SCHEDULE II       -     Lender Addresses
SCHEDULE III      -     Mortgaged Vessels
SCHEDULE IV       -     Existing Liens
SCHEDULE V        -     Indebtedness
SCHEDULE VI       -     Insurance
SCHEDULE VII      -     ERISA
SCHEDULE VIII     -     Subsidiaries

                                      (iv)

SCHEDULE IX       -     Capitalization
SCHEDULE X        -     Approved Classification Societies
SCHEDULE XI       -     Existing Investments

EXHIBIT A   Notice of Borrowing
EXHIBIT B   Term Note
EXHIBIT C   Revolving Note
EXHIBIT D-1 Opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the
              Borrower and its Subsidiaries

EXHIBIT D-2 Opinion of _______, maritime counsel to the Borrower and its
              Subsidiaries
EXHIBIT E   Officer's Certificate
EXHIBIT F   Subsidiaries Guaranty
EXHIBIT G   Pledge Agreement
EXHIBIT H-1 Assignment of Earnings
EXHIBIT H-2 Assignment of Insurances
EXHIBIT I-1 Form of Marshall Islands Mortgage
EXHIBIT I-2 Form of Liberian Mortgage
EXHIBIT I-3 Form of Maltese Mortgage
EXHIBIT I-4 Form of Norwegian Mortgage
EXHIBIT J   Form of Master Vessel and Collateral Trust Agreement
EXHIBIT K   Solvency Certificate
EXHIBIT L   Assignment and Assumption Agreement

                                       (v)

            CREDIT AGREEMENT, dated as of June __, 2001, among GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the "BORROWER"), the Lenders party hereto from time to time, and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "ADMINISTRATIVE Agent"), Syndication Agent and Lead Arranger (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                        W I T N E S S E T H:
                        - - - - - - - - - -


            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. AMOUNT AND TERMS OF CREDIT FACILITIES.

            1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "TERM LOAN" and, collectively, the "TERM LOANS") to the Borrower, which Term Loans (i) shall bear interest in accordance with Section 1.07, (ii) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (iii) shall be denominated in Dollars and (iv) shall, subject to Section 3.03(a), not exceed for any Lender, that amount which equals the Term Loan Commitment of such Lender as in effect on the Initial Borrowing Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower, which Revolving Loans (i) shall bear interest in accordance with Section 1.07,
(ii) may be repaid and reborrowed in accordance with the provisions hereof and
(iii) shall not exceed for any Lender at any time that aggregate principal amount outstanding which equals the Revolving Loan Commitment of such Lender at such time.

            1.02 MINIMUM AMOUNT OF EACH BORROWING; LIMITATION ON NUMBER OF BORROWINGS. (a) The aggregate principal amount of each Borrowing of Term Loans shall not be less than $5,000,000 and the aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $1,000,000.

            (b) More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eleven Borrowings of Loans in the aggregate for all Tranches.

            1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time). Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.09, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, (iv) the initial Interest Period to be applicable thereto and (v) to which account the proceeds of such Loans are to be deposited. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent in good faith to be from the Chairman of the Board or the Treasurer of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent by the Chairman of the Board or the Treasurer of the Borrower as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing of Loans, absent manifest error.

            1.04 DISBURSEMENT OF FUNDS. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the respective Tranche will make available its PRO RATA portion of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative Agent will make available to the Borrower (prior to 1:00 p.m. (New York Time) on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York Time) on such day) at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.07. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "TERM NOTE" and, collectively, the "TERM NOTES") and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit C, with blanks appropriately completed in conformity herewith (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES").

            (b) Each Term Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of Term Notes issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Term Loans of such Lender plus the Term Loan Commitment of such Lender (if any) on the date of the issuance thereof) and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in Section 1.07 in respect of the Loans evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) Each Revolving Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of Revolving Notes issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in Section 1.07 in respect of the Loans evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.

Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

            1.06 PRO RATA BORROWINGS. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders PRO RATA on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            1.07 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate then borne by such Loans (or, if such overdue amount is not interest or principal in respect of a Loan, 2.50% per annum in excess of the Prime Rate as in effect from time to time), in each case with such interest to be payable on demand.

            (c) Accrued and unpaid interest shall be payable in respect of each Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (d) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.08 INTEREST PERIODS. At the time it gives any Notice of Borrowing in respect of the making of any Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "INTEREST PERIOD") applicable to such Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent agreeable to all the Lenders, nine or twelve month period; PROVIDED that:

           (i) all Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Loan shall commence on the date of Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day immediately following the day on which the immediately preceding Interest Period applicable thereto expires;

         (iii) if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; PROVIDED, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

           (v) no Interest Period longer than one month may be selected at any time when an Event of Default (or, if the Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

         (vii) no Interest Period in respect of any Borrowing of Term Loans longer than one month shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment on such date; and

        (viii) the selection of Interest Periods shall be subject to the provisions of Section 1.02(b).

            If upon the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

            1.09 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case imposed by the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, or (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

         (iii) at any time, that the making or continuance of any Loan has been made (x) unlawful by any law or governmental rule, regulation or order, and/or (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, any Notice of Borrowing given by the Borrower with respect to Loans which have not yet been incurred shall be deemed rescinded by the Borrower and the Total Unutilized Revolving Loan Commitment shall thereafter not be available to be borrowed hereunder, and the rate of interest applicable to any affected Loans then outstanding shall be the Base Rate, as in effect from time to time, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Sections 1.11 and 13.15 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable good faith discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such

Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, and subject to Section 1.11, such Lender shall so notify the Administrative Agent and the Borrower (and the Administrative Agent shall promptly give notice thereof to the other Lenders) and thereafter (A) except in the case of an event of the type described in clause (iii)(z) above, the Revolving Loan Commitment of such Lender shall be permanently reduced by an amount sufficient to alleviate such circumstance arising pursuant to clause (iii)(x) or (y) above, or shall be terminated in its entirety if all of such Lender's Revolving Loans are so affected, and the Borrower shall prepay in full the affected Loans of such Lender, together with accrued interest thereon and, in the event of a termination of such Lender's Revolving Loan Commitment, any Commitment Commission which may be due to such Lender under this Agreement (and, in the event all of such Lender's Loans are being repaid, any other amounts which may be owing to such Lender hereunder), on either the last day of the then current Interest Period applicable to each such affected Loan (if such Lender may lawfully continue to maintain and fund such Loans) or immediately (if such Lender may not lawfully continue to maintain and fund such Loans to such day) and (B) in the case of an event of the type described in clause (iii)(z) above, the Unutilized Revolving Loan Commitment of such Lender shall be terminated in its entirety and the Borrower shall pay to such Lender any accrued and unpaid Commitment Commission which may be due to such Lender under this Agreement, and all outstanding Loans of such Lender shall, from the date such notice is delivered to the Borrower and thereafter until such time as the Administrative Agent or such Lender shall notify the Borrower that the circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender no longer exist, bear interest at a rate equal to the Base Rate, as in effect from time to time, plus 0.50%, it being understood that, notwithstanding anything to the contrary in this Agreement, to the extent any repayment of Revolving Loans of any Lender affected by circumstances described in clause (iii)(z) above are repaid prior to receipt by the Borrower of the notice described above with respect to the elimination of such circumstances giving rise to the operation of clause (iii)(z) above with respect to such Lender, any amount of the Unutilized Revolving Loan Commitment of such Lender which may otherwise result from such repayment shall be deemed permanently reduced upon the effectiveness of such repayment. The Administrative Agent and each Lender (to the extent it continues to be a Lender hereunder) agree that if any of them gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause
(iii) above ceases to exist as to a Lender (to the extent it continues at such time to be a Lender hereunder), the obligations of such Lender to make Loans on the terms and conditions contained herein shall to the extent of such Lender's outstanding Loans and Commitments as in effect at such time, be immediately reinstated.

            (b) If at any time after the date of this Agreement any Lender in good faith determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or requested to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the

Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that a written notice of such Lender setting forth in reasonable detail such Lender's determination of compensation owing under this Section 1.09(b) shall, absent manifest error and subject to the provisions of Section 13.15 (to the extent applicable), be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.09(b), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

            1.10 COMPENSATION. The Borrower agrees, subject to the provisions of
Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any of its Loans occurs on a date which is not the last day of an Interest Period with respect thereto;
(iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower's failure to repay Loans or make payment on any Note held by such Lender when required by the terms of this Agreement.

            1.11 CHANGE OF LENDING OFFICE. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or
(iii), Section 1.09(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.11 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.09 and 4.04.

            1.12 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or
(iii), Section 1.09(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Lender (the "REPLACED LENDER") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, PROVIDED that:

            (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans or (b) the outstanding Term Loans and Term Loan Commitment (if any), the outstanding Term Loans and Term Loan Commitment (if any)) of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans and Term Loan Commitment (if any), the outstanding Term Loans) of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01; and

            (ii) all obligations of the Borrower owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

            Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans, a Term Loan

Commitment or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including Sections 1.09, 1.10, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

            SECTION 2.  INTENTIONALLY OMITTED.

            SECTION 3. COMMITMENT COMMISSION; REDUCTIONS OF COMMITMENT.

            3.01 COMMITMENT COMMISSION. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "COMMITMENT COMMISSION") for the period from the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated) computed at a rate for each day equal to 5/8 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

            (b) The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

            3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. (a) Upon at least three Business Day's prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions thereto, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment.

            (b) In the event of certain refusals by a Lender as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Revolving Loan Commitment and Term Loan Commitment (if any) of such Lender so long as all Loans, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender (other than amounts owing in respect of outstanding Term Loans maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement

(including, without limitation, Sections 1.09, 1.10, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

            3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitments (and the Term Loan Commitment and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on June 29, 2001 unless the Initial Borrowing Date shall have occurred on or prior to such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date, after giving effect to all Borrowings of Term Loans on such date.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on (i) the Business Day following the date of any Collateral Disposition involving a Mortgaged Vessel (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Total Revolving Loan Commitment shall be permanently reduced by a percentage thereof, expressed as a fraction, equal to (x) the appraised value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to
Section 8.01(c)) of the Mortgaged Vessel or Mortgaged Vessels which is/are the subject of such Collateral Disposition divided by (y) the Aggregate Mortgaged Vessel Value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c) before giving effect to such Collateral Disposition).

            (e) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

            SECTION 4.  PREPAYMENTS; PAYMENTS; TAXES.

            4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided by law, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

            (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, PROVIDED that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

            (iii) at the time of any prepayment of Loans pursuant to this
      Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.10;

            (iv) in the event of certain refusals by a Lender as provided in
      Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, Commitment Commission, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the prepayment of Revolving Loans of any Lender pursuant to this clause (iv) the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) in the case of the prepayment of Term Loans of any Lender pursuant to this clause (iv) the Term Loan Commitment of such Lender (if any) is terminated concurrently with such prepayment (at which time Schedule I shall be deemed modified to reflect the changed Term Loan Commitments) and (C) the consents required by Section 13.12(b) in connection with the prepayment pursuant to this clause (iv) have been obtained; and

            (v) except as expressly provided in the preceding clause (iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among the Loans comprising such Borrowing; PROVIDED that in connection with any prepayment of Revolving Loans pursuant to this
      Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender until all other Revolving Loans of Non-Defaulting Lenders have been repaid in full. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of Term Loans PRO RATA based upon the then remaining principal amounts of the Scheduled Repayments of Term Loans after giving effect to all prior reductions thereto.

            4.02 MANDATORY REPAYMENTS. (a) On any day on which the aggregate outstanding principal amount of Revolving Loans exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay principal of Revolving Loans in an amount equal to such excess.

            (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below (each a "SCHEDULED REPAYMENT DATE"), the Borrower shall be required to repay that aggregate principal amount of Term Loans equal to the aggregate principal amount set forth opposite such Scheduled Repayment Date in the table below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(d), a "SCHEDULED REPAYMENT"):


               SCHEDULED REPAYMENT DATE              AMOUNT
                  September __, 2001               $11,500,000
                  December __, 2001                $11,500,000

                  March __, 2002                   $11,500,000
                  June __, 2002                    $11,500,000
                  September __, 2002               $11,500,000
                  December __, 2002                $11,500,000

                  March __, 2003                   $11,500,000
                  June __, 2003                    $11,500,000
                  September __, 2003                $9,000,000
                  December __, 2003                 $9,000,000

                  March __, 2004                    $9,000,000
                  June __, 2004                     $9,000,000
                  September __, 2004                $9,000,000
                  December __, 2004                 $9,000,000

                  March __, 2005                    $9,000,000
                  June __, 2005                     $9,000,000
                  September __, 2005                $9,000,000
                  December __, 2005                 $9,000,000

                  March __, 2006                    $9,000,000

                  Term Loan Maturity Date           $9,000,000

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, but without duplication, on (i) the Business Day following the date of any Collateral Disposition involving a Mortgaged Vessel (other than a Collateral Disposition constituting an Event of
Loss) and (ii) the earlier of (A) the date which is 180 days following any Collateral Disposition constituting an Event of Loss and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall be required to repay a percentage expressed as a fraction, of the then outstanding aggregate principal amount of Term Loans equal to (x) the appraised value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to
Section 8.01(c)) of
the Mortgaged Vessel or Mortgaged Vessels which is/are the subject of such Collateral Disposition divided by (y) the Aggregate Mortgaged Vessel Value (as determined in accordance with the most recent appraisal report delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to
Section 8.01(c) before giving effect to such Collateral Disposition).

            (d) The amount of each principal repayment of Term Loans required by
Section 4.02(c) shall be applied to reduce the then remaining Scheduled Repayments PRO RATA based upon the then remaining principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto.

            (e) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which made, PROVIDED that (i) repayments of Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Loans of the respective Tranche with Interest Periods ending on such date of required repayment have been paid in full and (ii) each repayment of any Loans comprising a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the preceding provisions of this clause (e), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 1.10.

            (f) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date applicable to such Loans.

            4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 NET PAYMENTS; TAXES. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; PROVIDED, HOWEVER, that nothing in this Section 4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

            (c) If the Borrower pays any additional amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; PROVIDED, HOWEVER, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 4.04(c) at any time during which a Default or Event of Default exists.

            SECTION 5. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE AND THE INITIAL BORROWING DATE. The obligation of each Lender to make Loans on the Initial Borrowing Date, is subject at the time of the making of such Loans to the satisfaction or waiver of the following conditions:

            5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) if requested, there shall have been delivered to the Administrative Agent, for the account of each of the Lenders which have requested the same, the appropriate Term Note and/or Revolving Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and the Lenders or payable in respect of the Transaction to the extent then due.

            5.03 OPINIONS OF COUNSEL. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from Kramer Levin Naftalis & Frankel LLP, special New York counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-1 which shall
(x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests (other than those covered by opinions delivered pursuant to clause (b) below) granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

            (b) On the Initial Borrowing Date, the Administrative Agent shall have received from _______________, special maritime counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-2 which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Vessel Mortgages and such other matters incident thereto as the Administrative Agent may reasonably request.

            5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or an authorized member or general partner of each Credit Party, and attested to by the Secretary or any Assistant Secretary (or, to the extent such Credit Party does not have a Secretary or Assistant Secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, in the form of Exhibit E, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (b) All corporate, limited liability company, partnership and legal proceedings, and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5.05 SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; DEBT AGREEMENTS; EMPLOYMENT AGREEMENTS; TAX SHARING AGREEMENTS. On the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

           (i) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of their capital stock or membership interests and any agreements entered into by shareholders or members relating to any such entity with respect to its capital stock or membership interests (collectively, the "SHAREHOLDERS' AGREEMENTS");

          (ii) all agreements (other than Employment Agreements) with respect to the management of the Borrower or any of its Subsidiaries or any of the Vessels (collectively, the "MANAGEMENT AGREEMENTS");

         (iii) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding (other than the Credit Documents) after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "DEBT AGREEMENTS");

          (iv) all employment agreements entered into by the Borrower or any of its Subsidiaries with members of management of the Borrower or any of such Subsidiaries (collectively, the "EMPLOYMENT AGREEMENTS");

           (v) all  service   agreements  entered  into  between  the
      Borrower and its Subsidiaries ("SERVICE AGREEMENTS"); and

          (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "TAX SHARING AGREEMENTS");

all of which Shareholders' Agreements, Management Agreements, Debt Agreements, Employment Agreements, Service Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Effective Date.

            5.06 CONSUMMATION OF THE TRANSACTION; ETC. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the Recapitalization Documents, all of which Recapitalization Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and in full force and effect. The Recapitalization Documents shall not have been amended in any way adverse to the interests of the Lenders unless such amendment is approved by the Administrative Agent.

            (b) On or prior to the Initial Borrowing Date (i) the Recapitalization shall have been consummated in all material respects in accordance with the Recapitalization Documents and all applicable laws, (ii) all material conditions precedent to the consummation of the Recapitalization contained in the Contribution Agreements shall have been satisfied in all material respects and not waived without the consent of the Administrative Agent and (iii) the Administrative Agent shall be reasonably satisfied with the corporate and capital structure of the Borrower and its Subsidiaries, after giving effect to the Recapitalization, and the assets acquired in connection therewith.

            (c) On or prior to the Initial Borrowing Date, the Borrower shall have received at least $50,000,000 of aggregate net cash proceeds pursuant to an underwritten initial public offering of its common stock registered on Form S-1 with the Securities and Exchange Commission (the "EQUITY FINANCING") and such Equity Financing shall have been consummated in all material respects in accordance with the Equity Financing Documents and all applicable law, all of which Equity Financing Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and all conditions precedent to the consummation of the Equity Financing shall have been satisfied in all material respects and not waived or modified without the consent of the Administrative Agent.

            (d) On the Initial Borrowing Date, all Indebtedness to be Refinanced shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Administrative Agent. The Administrative Agent shall have received satisfactory evidence (including satisfactory pay-off letters, UCC-3 Termination Statements and releases assignments or amendments of vessel mortgages) that the matters set forth in the immediately preceding sentence have been satisfied in all material respects as of the Initial Borrowing Date.

            (e) After giving effect to the consummation of the Transaction, the Borrower and its Subsidiaries shall have no outstanding Indebtedness except (i) the Obligations and (ii) such other indebtedness as is permitted to remain outstanding pursuant to Section 9.04.

            5.07 SUBSIDIARIES GUARANTY. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit F (as modified, supplemented or amended from time to time, the "SUBSIDIARIES GUARANTY"), and the Subsidiaries Guaranty shall be in full force and effect.

            5.08 PLEDGE AGREEMENTS. On the Initial Borrowing Date, each Credit Party shall have (x) duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, including the related documentation referred to below in clause
(y) of this Section 5.08, the "PLEDGE AGREEMENT") and shall have (i) delivered to the Collateral Agent, as pledgee, all the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes constituting Pledged Securities and (ii) otherwise complied with all of the requirements set forth in the Pledge Agreement any (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral in the respective jurisdictions of formation of the respective Credit Parties.

            5.09 ASSIGNMENTS OF EARNINGS AND INSURANCES. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered an Assignment of Earnings in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the "ASSIGNMENTS OF EARNINGS") and an Assignment of Insurances in the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the "ASSIGNMENTS OF INSURANCES"), together covering all of such Credit Party's present and future Earnings and Insurance Collateral, in each case together with:

            (i) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Assignment of Earnings and the Assignment of Insurances;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in Section 5.09(i) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing); and

            (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Assignment of Earnings and the Assignment of Insurances have been taken.

            5.10 MORTGAGES; CERTIFICATES OF OWNERSHIP; SEARCHES; CLASS CERTIFICATES; APPRAISAL REPORT; INSURANCE. On the Initial Borrowing Date:

            (a) Each Credit Party which owns any Vessel listed on Schedule III and described as a "Mortgaged Vessel" thereon shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a first preferred mortgage (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "VESSEL MORTGAGES"), substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as applicable, with respect to each of such Vessels (each, a "MORTGAGED VESSEL") and the Vessel Mortgages shall be effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in and lien upon such Mortgaged Vessels, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

            (b) The Administrative Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of each Mortgaged Vessel by the relevant Subsidiary Guarantor and (y) the results of maritime registry searches with respect to the Mortgaged Vessels, indicating no record liens other than Liens in favor of the Collateral Agent.

            (c) The Administrative Agent shall have received class certificates from a classification society listed on Schedule X hereto or another internationally recognized classification society acceptable to the Collateral Agent, indicating that each Mortgaged Vessel meets the criteria specified in Section 7.26.

            (d) The Administrative Agent shall have received appraisal reports of recent date in scope, form and substance, and from independent appraisers, reasonably satisfactory to the Administrative Agent, stating the then current fair market value of each of the Mortgaged Vessels, the results of which shall be reasonably satisfactory to the Administrative Agent, it being understood that the aggregate fair market value of the Mortgaged Vessels on the Initial Borrowing Date shall be at least $500,000,000.

            (e) The Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of the Mortgaged Vessels, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent as mortgagee and (ii) conform with the insurance requirements of the Vessel Mortgages.

            5.11 MATERIAL ADVERSE CHANGE, ETC. (a) On the Initial Borrowing Date, nothing shall have occurred (and the Administrative Agent shall have become aware of no facts or conditions not previously known to it) which the Administrative Agent shall determine is reasonably likely to have a material adverse effect on the rights and remedies of the Lenders or the Administrative Agent, or on the ability of the Borrower or the Borrower and its Subsidiaries, taken as a whole (after giving effect to the Transaction), to perform its or their Obligations, or which is reasonably likely to have a Material Adverse Effect.

            (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (including any necessary anti-trust approvals or consents) in connection with the Recapitalization and the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by this Agreement or the other Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by this Agreement.

            5.12 LITIGATION. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or, to the Borrower's knowledge, threatened with respect to the Transaction or any Credit Document, or which the Administrative Agent shall determine is reasonably likely to have a materially adverse effect on the Transaction or a Material Adverse Effect.

            5.13 SOLVENCY CERTIFICATE. On or before the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent a solvency certificate from the senior financial officer of the Borrower, in the form of Exhibit K, which shall be addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all the financings contemplated hereby, the Borrower individually, and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

            5.14 PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS; PROJECTIONS. On or prior to the Effective Date, the Administrative Agent shall have received copies of the financial statements (including the PRO FORMA financial statements) and Projections referred to in Sections 7.05(a), (b) and (d).

            SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing
Date) is subject to the satisfaction of the following conditions:

            6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Credit Event with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 NOTICE OF BORROWING. Prior to the making of each Loan, the Administrative Agent shall have received the Notice of Borrowing required by
Section 1.03(a). The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in

Section 5 and in this Section 6 and applicable to such Credit Event have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            SECTION 7. REPRESENTATIONS, WARRANTIES AND Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

            7.01 CORPORATE/LIMITED LIABILITY COMPANY/LIMITED PARTNERSHIP STATUS. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any other Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings in respect of the Security Documents executed on or before the Initial Borrowing Date, will be made within 10 days of the Initial Borrowing
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Document to which it is a party.

            7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The (i) consolidated balance sheets of the Borrower and its Subsidiaries, after giving effect to the Recapitalization, for the fiscal year ended on December 31, 2000, and the fiscal quarter ended March 31, 2001, and (ii) the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and the Acquired Businesses for the fiscal year or quarter, as the case may be, ended on such dates, copies of which have been furnished to the Administrative Agent prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and the Acquired Businesses, respectively, at the dates of such balance sheets and the consolidated results of the operations of the Borrower and the Acquired Businesses, respectively, for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

            (b) The PRO FORMA consolidated balance sheet of Borrower and its Subsidiaries as of March 31, 2001, after giving effect to the Transaction, which has been furnished to the Administrative Agent prior to the Effective Date, presents fairly in all material respects the PRO FORMA consolidated financial position of the Borrower and its Subsidiaries as of March 31, 2001.

            (c) Except as fully disclosed in the financial statements (including the PRO FORMA financial statements) and the notes related thereto delivered pursuant to Section 7.05(a) and (b), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the financial statements and the notes related thereto delivered pursuant to

Section 7.05(a) or (b) which, either individually or in the aggregate, could be materially adverse to the Borrower and its Subsidiaries taken as a whole.

            (d) On and as of the Initial Borrowing Date, the Projections which have been delivered to the Administrative Agent prior to the Effective Date have been prepared on a basis consistent with the financial statements referred to in
Section 7.05(a), and are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable as of the date of such Projections, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being understood by the Lenders that projections as to future results should not be viewed as fact and that actual results may differ from those set forth in the Projections.

            (e) Since December 31, 2000, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

            7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to the Transaction or any Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

            7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided.

            7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Term Loans shall be used first to finance the Refinancing and to pay fees and expenses incurred in connection with the Transaction and, to the extent proceeds remain thereafter, for the Borrower's and its Subsidiaries' general corporate and working capital purposes.

            (b) All proceeds of all Revolving Loans shall be used (i) to finance the Refinancing, (ii) to pay fees and expenses incurred in connection with the Transaction and (iii) for the Borrower's and its Subsidiaries' general corporate and working capital purposes (including, without limitation, to finance acquisitions permitted hereunder).

            (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 TAX RETURNS AND PAYMENTS. The Borrower and each of its Subsidiaries has timely filed all U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with generally accepted accounting principles) for the payment of, all material U.S. federal, state and non-U.S. income taxes applicable for all taxes payable by them. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

            7.10 COMPLIANCE WITH ERISA. (i) Schedule VII sets forth, as of the Initial Borrowing Date, each Plan; each Plan, other than any Multiemployer Plan, (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan, other than any Multiemployer Plan, (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to Borrower's operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VII); neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

            (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

            7.11 THE SECURITY DOCUMENTS. Each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties in the Collateral described therein, subject to no other Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the Initial Borrowing Date, in the case of filings and recordings in respect of the Mortgaged Vessels, or on or prior to the tenth day after the Initial Borrowing Date in the case of all other Collateral.

            7.12 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. On the Initial Borrowing Date, all representations and warranties made by the Borrower and its Subsidiaries in the other

Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

            7.13 CAPITALIZATION. (a) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of _______ shares of Common Stock, $0.01 par value per share, ___ of which shall be issued and outstanding. All such outstanding shares and membership interests have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule IX, the Borrower has no outstanding securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            7.14 SUBSIDIARIES. On the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VIII (which
Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the Initial Borrowing Date).

            7.15 COMPLIANCE WITH STATUTES, ETC. The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.16 INVESTMENT COMPANY ACT. Neither the Borrower, nor any of its Subsidiaries, is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, nor any of its Subsidiaries, is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.18 POLLUTION AND OTHER REGULATIONS . (a) Each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, individually or in the aggregate, have a Material Adverse Effect. There are as of the Effective Date no Environmental Claims pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries in respect of which an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Vessel, Real Property or other facility owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely
(i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any Vessel, Real Property or other facility owned by the Borrower or any of its Subsidiaries, or (ii) to cause such Vessel, Real Property or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

            (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Vessel, Real Property or other facility at any time owned or operated by the Borrower or any of its Subsidiaries or (ii) released on or from any such Vessel, Real Property or other facility, in each case where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

            7.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.20 PATENTS, LICENSES, FRANCHISES AND FORMULAS. The Borrower and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            7.21 INDEBTEDNESS. (a) Section A of Schedule V sets forth a true and complete list of all Indebtedness (excluding the Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "EXISTING INDEBTEDNESS"), in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

            (b) Section B of Schedule V sets forth the Indebtedness of the Borrower and its Subsidiaries to be refinanced pursuant to the Refinancing (the "INDEBTEDNESS TO BE REFINANCED"), showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness and the amount required to pay such Indebtedness in full on the Initial Borrowing Date.

            7.22 TRANSACTION. At the time of the consummation thereof, the Transaction shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Transaction, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by the Borrower or any other Credit Party of their respective obligations under the respective Credit Documents. All actions taken by the Borrower and the Acquired Businesses pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Documents and all applicable laws.

            7.23 INSURANCE. Schedule VI sets forth a true and complete listing of all insurance maintained by each Credit Party as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

            7.24 CONCERNING THE VESSELS. The name, registered owner, official number, and jurisdiction of registration and flag of each Mortgaged Vessel is set forth on Schedule III. Except as set forth on Schedule III, each Mortgaged Vessel is operated in material compliance with all applicable law, rules and regulations.

            7.25 CITIZENSHIP. The Borrower and each other Credit Party which owns or operates one or more Mortgaged Vessels is qualified to own and operate such Mortgaged Vessels under the laws of the Republic of the Marshall Islands, Republic of Liberia, Kingdom of Norway or Republic of Malta, as may be applicable, or such other jurisdiction in which any such Mortgaged Vessels are permitted to be flagged in accordance with the terms of the respective Vessel Mortgages.

            7.26 VESSEL CLASSIFICATION. Each Mortgaged Vessel is classified in the highest class available for vessels of its age and type with a classification society listed on Schedule X hereto or another internationally recognized classification society acceptable to the Collateral Agent, free of any conditions or recommendations, other than as permitted under the Vessel Mortgage related thereto.

            SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments have terminated and the Loans and Notes, together with interest, Commitment Commission and all other obligations incurred hereunder and thereunder, are paid in full:

            8.01 INFORMATION COVENANTS. The Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

            (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by the senior financial officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

            (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by an independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to Sections 9.07 through 9.11, inclusive, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

            (c) APPRAISAL REPORTS. Together with delivery of the financial statements described in Section 8.01(b) for each fiscal year, and at any other time within 30 days of the written request of the Administrative Agent, appraisal reports of recent date in form and substance and from independent appraisers reasonably satisfactory to the Administrative

      Agent, stating the then current fair market value of each of the Mortgaged Vessels on a charter-free basis. All such appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may, upon notice to the Borrower, obtain such appraisals and that the cost of all such appraisals will be for the account of the Borrower); PROVIDED that in no event shall the Borrower be required to pay for more than two appraisal reports obtained pursuant to this Section 8.01(c) per fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a PRO RATA basis.

            (d) BUDGETS, ETC. As soon as available but not more than 45 days after the commencement of each fiscal year of the Borrower beginning with its fiscal year commencing on January 1, 2002, a budget of the Borrower and its Subsidiaries (x) in reasonable detail for each of the twelve months and four fiscal quarters of such fiscal year and (y) in summary form for each of the four fiscal years immediately following such fiscal year, in each case in form reasonably satisfactory to the Administrative Agent, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(a) and (b), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) also shall be presented.

            (e) OFFICER'S CERTIFICATES. (x) At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the senior financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of the Borrower, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

            (y) At the time of the disposition of any Mortgaged Vessel, a certificate of a senior financial officer of the Borrower which certificate shall (i) certify on behalf of the Borrower the last appraisal received pursuant to Section 8.01(c) determining the Aggregate Mortgaged Vessel Value after giving effect to such disposition and (ii) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 9.11 after giving effect to such disposition.

            (f) NOTICE OF DEFAULT, LITIGATION OR EVENT OF LOSS. Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a

      Material Adverse Effect or (y) with respect to the Transaction or any Document and (iii) any Event of Loss in respect of any Mortgaged Vessel.

            (g) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within five Business Days after, the Borrower obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Initial Borrowing Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

                 (i) any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any property owned or operated or occupied by the Borrower or any of its Subsidiaries;

                (ii) any condition or occurrence on or arising from any property owned or operated or occupied by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such property;

               (iii) any condition or occurrence on any property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary of such property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED that in any event the Borrower shall deliver to the Administrative Agent all material notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Administrative Agent with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any

      Environmental Claim of which notice is required to be given pursuant to this Section 8.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

            (i) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request in writing.

            8.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Borrower or any of its Subsidiaries, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account of the Borrower or such Subsidiaries and discuss the affairs, finances and accounts of the Borrower or such Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; PROVIDED that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

            8.03 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on the Mortgaged Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds and (iii) furnish to the Administrative Agent, at the written request of the Administrative Agent or any Lender, a complete description of the material terms of insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VI to (i) be maintained (with the same scope of coverage as that described in Schedule VI) at levels which are at least as great as the respective amount described on Schedule VI and (ii) comply with the insurance requirements of the Vessel Mortgages.

            8.04 CORPORATE FRANCHISES. The Borrower will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business; PROVIDED, HOWEVER, that nothing in this Section 8.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Borrower or any of its Subsidiaries which are permitted in accordance with Section 9.02,
(ii) any Subsidiary Guarantor from changing the jurisdiction of its organization to the extent permitted by Section 9.12 or (iii) the abandonment by Borrower or any of its Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

            8.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any property now or hereafter owned or operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses.

            (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental assessment of any Vessel by such Vessel's classification society (to the extent such classification society is listed on Schedule X hereto) or another internationally recognized classification society acceptable to the Administrative Agent. If said classification society, in its assessment, indicates that such Vessel is not in compliance with the Environmental Laws, said society shall set forth potential costs of the remediation of such non-compliance; PROVIDED that such request may be made only if (i) there has occurred and is continuing an Event of Default,
(ii) the Administrative Agent or the Required Lenders reasonably and in good faith believe that the Borrower, any of its Subsidiaries or any such Vessel is not in compliance with Environmental Law and such non-compliance could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Vessel. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Vessel and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            8.07 ERISA. As soon as reasonably possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the

Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrower will deliver to the Administrative Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

            8.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower shall cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its and its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            8.09 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.10 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i), PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 FURTHER ASSURANCES. (a) The Borrower, and each other Credit Party, agrees that at any time and from time to time, at the expense of the Borrower or such other Credit Party, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will execute and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Vessel Mortgages, and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

            (b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

            8.12 INTEREST RATE PROTECTION. The Borrower shall, within 60 days following the Initial Borrowing Date, enter into and thereafter maintain for a period of three years following the Initial Borrowing Date, Interest Rate Protection Agreements with one or more Lenders or their affiliates reasonably acceptable to the Administrative Agent establishing a fixed or maximum interest rate acceptable to the Administrative Agent for an aggregate amount of at least 50% of the Term Loans outstanding from time to time.

            8.13 DEPOSIT OF EARNINGS. Each Credit Party shall cause the earnings derived from each of the respective Mortgaged Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into one or more of the Concentration Accounts. Without limiting any Credit Party's obligations in respect of this Section 8.13, each Credit Party agrees that, in the event it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Concentration Accounts, it shall promptly deposit all such proceeds into one of the Concentration Accounts.

            SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments have terminated and the Loans and Notes, together with interest, Commitment Commission and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "PERMITTED LIENS"):

           (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

         (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule IV, without giving effect to any renewals or extensions of such Liens, PROVIDED that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Effective Date, less any repayments of principal thereof;

          (iv) Permitted Encumbrances;

           (v) Liens created pursuant to the Security Documents;

          (vi) Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, PROVIDED that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 10.09;

         (vii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; PROVIDED that the aggregate value of all cash and property at any time encumbered pursuant to this clause (vii) shall not exceed $5,000,000; and

        (viii) Liens in respect of current seamen's wages and other current maritime Liens arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Vessel Mortgages.

In connection with the granting of Liens described above in this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

            9.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary Guarantor to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its assets or any of the Collateral, or enter into any sale-leaseback transactions involving any of the Collateral (or agree to do so at any future time), except that:

           (i) the Borrower and each of its Subsidiaries may sell, lease or otherwise dispose of any Mortgaged Vessels, PROVIDED that (w) such sale is made at fair market value (as determined in accordance with the appraisal report most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c) or delivered at the time of such sale to the Administrative Agent by the Borrower), (x) 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents received by the Borrower, or the respective Subsidiary Guarantor which owned such Mortgaged Vessel, on the date of consummation of such sale, (y) the Net Cash Proceeds of such sale or other disposition shall be applied as required by Sections 4.02(a) (if applicable) (after giving effect to any required reduction in the Total Revolving Loan Commitment pursuant to
      Section 3.03(d)) and 4.02(c) to repay outstanding Revolving Loans and Term Loans, and (z) the Borrower shall have delivered to the Administrative Agent an officer's certificate, certified by the senior financial officer of the Borrower, demonstrating pro forma compliance (giving effect to such Collateral Disposition and, in the case of calculations involving the appraised value of Mortgaged Vessels, using valuations consistent with the appraisal report most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 8.01(c)) with each of the covenants set forth in Sections 9.07 through 9.11, inclusive, for the most recently ended Test Period (or at the time of such sale, as applicable) and projected compliance with such covenants for the one year period following such Collateral Disposition, in each case setting forth the calculations required to make such determination in reasonable detail;

          (ii) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale); and

         (iii) the Borrower or any Subsidiary Guarantor may transfer assets or lease to or acquire or lease assets from the Borrower or any other Subsidiary Guarantor, or any Subsidiary Guarantor may be merged into any other Subsidiary Guarantor or the Borrower (as long as the Borrower is the surviving corporation), in each case so long as all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Collateral Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Collateral Agent.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

           (i) any Subsidiary of the Borrower (x) may pay Dividends to the Borrower or any Subsidiary Guarantor which is a Wholly-Owned Subsidiary and (y) if the respective

      Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, such Subsidiary may pay cash dividends to its shareholders generally so long as the Borrower and/or its respective Subsidiaries which own equity interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

          (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase its outstanding equity interests (or options to purchase such equity) theretofore held by the respective employees, officers or directors following the death, disability, retirement or termination of employment of employees, officers or directors of the Borrower or any of its Subsidiaries, PROVIDED that the aggregate amount expended to so repurchase equity of the Borrower shall not exceed $1,000,000 in any fiscal year of the Borrower; and

         (iii) the Transaction shall be permitted.

            9.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness incurred pursuant to this Agreement and the other Credit Documents and Indebtedness pursuant to the $165 Million Facility) which would cause any Default or Event of Default, either on a pro forma basis for the most recently ended Test Period (or at the time of such incurrence, as applicable), or on a projected basis for the one year period following such incurrence, with each of the covenants set forth in Sections 9.07 through 9.11, inclusive; PROVIDED that, in the event any Indebtedness to be incurred by the Borrower or any of its Subsidiaries in a single issuance or transaction or series of related issuances or transactions will exceed $10,000,000, the Borrower shall have delivered to the Administrative Agent an officer's certificate, certified by the senior financial officer of the Borrower, demonstrating compliance with the preceding provisions of this Section
9.04 and setting forth the calculations required to make such determination in reasonable detail. Notwithstanding anything to the contrary set forth above in this Section 9.04, no Subsidiary Guarantor shall incur any Indebtedness for borrowed money (including contingent liabilities in respect thereof), except for Indebtedness incurred pursuant to this Agreement and the other Credit Documents and intercompany Indebtedness permitted pursuant to Section 9.05(iii).

            9.05 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Margin Stock, or make any capital contribution to any other Person (each of the foregoing an "INVESTMENT" and, collectively, "INVESTMENTS") except that the following shall be permitted:

           (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

          (ii) so long as no Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding which are made on or after the Effective Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

         (iii) the Subsidiary Guarantors may make intercompany loans and advances to the Borrower and between or among one another, and Subsidiaries of the Borrower other than the Subsidiary Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower, in each case so long as all such Indebtedness of any Credit Party shall be expressly subordinated to the payment of the Obligations;

          (iv) the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

           (v) the Borrower may make Investments in the Subsidiary Guarantors and, so long as no Event of Default exists and is continuing, the Borrower may make Investments in its other Wholly-Owned Subsidiaries so long as management of the Borrower in good faith believe that, after giving effect to such Investment, the Borrower shall be able to meet its payment obligations in respect of this Agreement; and

          (vi) Investments existing on the Effective Date and described on
      Schedule XI, without giving effect to any additions thereto or replacement thereof.

            9.06 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than in the ordinary course of business and on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

           (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans and Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

         (iii) the Transaction shall be permitted;

          (iv) the Borrower may pay customary director's fees;

           (v) the Borrower and its Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business; and

          (vi) the Borrower and its Subsidiaries may pay management fees to Wholly-Owned Subsidiaries of the Borrower in the ordinary course of bussiness.

             9.07 CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of any fiscal quarter of the Borrower to be less than 2.50:1.00.

            9.08 MINIMUM CONSOLIDATED WORKING CAPITAL RATIO. The Borrower will not permit its Consolidated Working Capital Ratio on the last day of any fiscal quarter of the Borrower to be less than 1.50:1.00.

            9.09 MAXIMUM LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower to be greater than 0.60:1.00.

            9.10 MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than the Applicable Minimum Net Worth Amount at such time.

            9.11 COLLATERAL MAINTENANCE. The Borrower will not permit the sum of the fair market value of all Mortgaged Vessels, on a charter-free basis, at any time (such value, the "AGGREGATE MORTGAGED VESSEL VALUE"), as determined by the most recent appraisal delivered by the Borrower to the Administrative Agent (or obtained by the Administrative Agent) in accordance with the terms of this Agreement, to equal less than 130% of the aggregate principal amount of outstanding Term Loans plus the Total Revolving Loan Commitment at such time; PROVIDED that, so long as any default in respect of this Section 9.11 is not caused by any voluntary Collateral Disposition, such default shall not constitute an Event of Default so long as within 60 days of the occurrence of such default, the Borrower shall either (i) post additional collateral satisfactory to the Required Lenders, pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent, sufficient to cure such default (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) make such repayments of Term Loans and/or reductions to the Total Revolving Loan Commitment (and any required repayments of Revolving Loans resulting therefrom) in an amount sufficient to cure such default (it being understood that any action taken in respect of this proviso shall only be effective to cure such default pursuant to this Section 9.11 to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto).

            9.12 LIMITATION ON MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. (i) The Borrower will not, and will not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of the Contribution Agreements or any other Recapitalization Document or any Equity Financing Document except for amendments or modifications which are not in any way materially adverse to the interests of the Lenders and
(ii) the Borrower will not, and will not permit any Subsidiary Guarantor to amend, modify or change its Certificate of Incorporation, Certificate of Formation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws, limited liability company agreement, partnership agreement (or equivalent organizational documents) or any agreement entered into by it with respect to its capital stock or membership interests (or equivalent equity interests) (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or membership interests (or equivalent interests), other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders. Notwithstanding the foregoing provisions of this Section 9.12, upon not less than 30 days prior written notice to the Administrative Agent and so long as no Default or Event of Default exists and is continuing, any Subsidiary Guarantor may change its jurisdiction of organization to another jurisdiction reasonably satisfactory to the Administrative Agent, PROVIDED that such Subsidiary Guarantor shall promptly take all actions reasonably deemed necessary by the Collateral Agent to preserve, protect and maintain, without interruption, the security interest and Lien of the Collateral Agent in any Collateral owned by such Subsidiary Guarantor to the satisfaction of the Collateral Agent, and such Subsidiary Guarantor shall have provided to the Administrative Agent and the Lenders such opinions of counsel as may be reasonably requested by the Administrative Agent to assure itself that the conditions of this proviso have been satisfied.

            9.13 LIMITATION ON CERTAIN RESTRICTIONS ON Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Effective Date in accordance with the provisions of this Agreement.

            9.14 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Borrower will not issue, and will not permit any Subsidiary other than a Subsidiary Guarantor to issue any preferred stock (or equivalent equity interests) other than Qualified Preferred Stock.

            (b) The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law. All capital stock of any Subsidiary Guarantor issued in accordance with this Section 9.14(b) shall be delivered to the Collateral Agent pursuant to the Pledge Agreement.

            9.15 BUSINESS. The Borrower and its Subsidiaries will not engage in any business other than the businesses in which they are engaged in as of the Effective Date and activities directly related thereto, and similar or related businesses.

            SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

            10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, or any Commitment Commission or any other amounts owing hereunder or thereunder; or

            10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 COVENANTS. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any of the Lenders; or

            10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $10,000,000; or

            10.05 BANKRUPTCY, ETC. (a) The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days after service of summons, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or any "event of default" (as defined in any Vessel Mortgage) shall occur in respect of any Vessel Mortgage; or

            10.08 SUBSIDIARIES GUARANTY. After the execution and delivery thereof, the Subsidiaries Guaranty, or any provision thereof, shall cease to be in full force or effect as to the relevant Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty beyond any grace period (if any) provided therefor; or

            10.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds $10,000,000; or

            10.10 CHANGE OF CONTROL. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

            11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACQUIRED BUSINESSES" shall have the meaning provided in the definition of Recapitalization.

            "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

            "AFFILIATE" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 9.06, neither the Administrative Agent nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

            "AGGREGATE MORTGAGED VESSEL VALUE" shall have the meaning set forth in Section 9.11.

            "AGREEMENT" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

            "APPLICABLE MARGIN" shall mean a percentage per annum equal to, in the case of (a) Term Loans, 1.50% and (b) Revolving Loans, 1.50%.

            "APPLICABLE MINIMUM NET WORTH AMOUNT" shall mean, at any time of determination thereof, an amount equal to the sum of $166,017,600, plus 50% of Consolidated Net Income (to the extent positive) for each fiscal quarter of the Borrower ended thereafter, plus 100% of the Net Cash Proceeds from any issuance or sale of equity of the Borrower or any of its Subsidiaries (except, in the case of such Subsidiaries, any sale of such equity to the Borrower or another Subsidiary permitted hereunder).

            "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

            "ASSIGNMENT OF EARNINGS" shall have the meaning provided in Section 5.09.

            "ASSIGNMENT OF INSURANCES" shall have the meaning provided in
Section 5.09.

            "BANKRUPTCY CODE" shall have the meaning provided in Section 10.05.

            "BASE RATE" shall mean for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1% per annum.

            "BORROWER" shall have the meaning set forth in the first paragraph of this Agreement.

            "BORROWING" shall mean the borrowing of Loans of a single Tranche from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche on a given date having the same Interest Period. It is understood that there may be more than one Borrowing outstanding pursuant to a given Tranche.

            "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between Lenders in the London interbank Eurodollar market.

            "CAPITALIZED LEASE OBLIGATIONS" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "CASH EQUIVALENTS" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

            "CHANGE OF CONTROL" shall mean (i) the Borrower shall at any time and for any reason fail to own, directly or indirectly, 100% of the capital stock or other equity interests of each Subsidiary Guarantor, (ii) the sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),
(iii) the liquidation or dissolution of the Borrower, (iv) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Permitted Holders shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower or (v) the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "COLLATERAL" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings and Insurance Collateral, all Mortgaged Vessels and all cash and Cash Equivalents at any time delivered as collateral hereunder.

            "COLLATERAL AGENT" shall mean the Administrative Agent acting as Mortgagee or collateral agent for the Secured Creditors pursuant to the Security Documents.

            "COLLATERAL DISPOSITION" shall mean (i) the sale, lease, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or a Subsidiary Guarantor of any Mortgaged Vessel or (ii) any Event of Loss of any Mortgaged Vessel.

            "COMMITMENT" shall mean any of the commitments of any Lender, I.E., including its Term Loan Commitment (if any), and Revolving Loan Commitment (if any).

            "COMMITMENT COMMISSION" shall have the meaning provided in Section 3.01(a).

            "CONCENTRATION ACCOUNT" shall have the meaning provided in the Pledge Agreement.

            "CONSOLIDATED CURRENT ASSETS" shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries determined in accordance with GAAP.

            "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time determined in accordance with GAAP, minus the current portion of any long-term Indebtedness of the Borrower and its Subsidiaries to the extent otherwise included therein.

            "CONSOLIDATED EBIT" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

            "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

            "CONSOLIDATED INDEBTEDNESS" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all letters of credit outstanding) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; PROVIDED that (i) Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business, and (ii) guarantees of operating leases assigned to any Credit Party to the extent such lease is permitted hereunder and such obligation does not exceed that which would otherwise be attributed to such Person under such operating lease, shall be excluded in determining Consolidated Indebtedness.

            "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, minus (ii) cash interest income of the Borrower and its Subsidiaries for such period and the amortization of any deferred financing costs incurred in connection with the Transaction to the extent otherwise included in the calculations thereof.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries determined in accordance with GAAP.

            "CONSOLIDATED NET WORTH" shall mean, with respect to any person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

            "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, at any time of determination, the sum of Consolidated Indebtedness at such time and Consolidated Net Worth at such time.

            "CONSOLIDATED WORKING CAPITAL RATIO" shall mean, at any time of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

            "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "CONTRIBUTION AGREEMENTS" shall mean and include (i) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., Ajax Limited Partnership, The Limited Partners of Ajax Limited Partnership, Genmar Ajax Ltd., as the sole stockholder of Genmar Ajax Corporation, Peter C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., Genmar Ajax Corporation as Managing General Partner of Ajax Limited Partnership and GMC Administration Ltd., as Administrative General Partner of Ajax Limited Partnership, (ii) The Contribution Agreement dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., Ajax II, L.P., The Limited Partners of Ajax II, L.P., Ajax II LLC, as the sole stockholder of Genmar Ajax II Corporation, Peter C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., Genmar Ajax II Corporation, as Managing General Partner of Ajax II, L.P. and GMC Administration Ltd., as Administrative General Partner of Ajax II, L.P., (iii) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., Boss, L.P., The Limited Partners of Boss, L.P., Genmar Boss Ltd., as the sole stockholder of Genmar Boss Corporation, Peter C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., Genmar Boss Corporation, as Managing General Partner of Boss, L.P. and GMC Administration Ltd., as Administrative General Partner of Boss, L.P., (iv) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., General Maritime I, L.P., the Limited Partners of General Maritime I, L.P., General Maritime I Corporation, as the sole stockholder of General Maritime I Corporation, Peter C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., General Maritime I Corporation, as Managing General Partner of General Maritime I, L.P. and GMC Administration Ltd., as Administrative General Partner of General Maritime I, L.P., (v) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., General Maritime II, L.P., The Limited Partners of General Maritime II, L.P.,

General Maritime II Corporation, as the sole stockholder of General Maritime Corporation, Peter D. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., General Maritime II Corporation, as Managing General Partner of General Maritime II, L.P., and GMC Administration Ltd., as administrative General Partner of General Maritime II, L.P., (vi) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., Harriet, L.P., The Limited Partners of Harriet, L.P., Genmar Maritime III Corporation, as the sole stockholder of Genmar Harriet Corporation, Peter, C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., Genmar Harriet Corporation, as Managing General Partner of Harriet, L.P. and GMC Administration Ltd., as Administrative General Partner of Harriet, L.P., (vii) the Contribution Agreement, dated as of May 25, 2001, by and among General Maritime Ship Holdings Ltd., Pacific Tankship, L.P., The Limited Partners of Pacific Tankship, L.P., Genmar Pacific Ltd., as the sole stockholder of Genmar Pacific Corporation, Peter, C. Georgiopoulos, as the sole stockholder of GMC Administration Ltd., Genmar Pacific Corporation, as Managing General Partner of Pacific Tankship, L.P. and GMC Administration Ltd., as Administrative General Partner of Pacific Tankship, L.P., (viii) the Vessel Contribution Agreement dated as of May 25, 2001, by and between General Maritime Ship Holdings Ltd. and Blystad Ship Holding Inc., Liberia, (ix) the Memorandum of Agreement dated as of April 23, 2001 in connection with the Vessel Contribution Agreement referenced in clause (viii) above, (x) the Vessel Contribution Agreement dated as of May 25, 2001, by and between General Maritime Ship Holdings Ltd. and KS Stavanger Prince, (xi) the Memorandum of Agreement dated as of May 4, 2001 in connection with the Vessel Contribution Agreement referenced in clause (x) above and (xii) the Contribution Agreement dated as of May 25, 2001, by and among General Maritime Ship holdings Ltd., Genmar Alexandra, LLC, Genmar II, LLC, Equili Company, L.P., Equili Company, LLC, Equili Company II, L.P., and Equili Company II, LLC.

            "CREDIT DOCUMENTS" shall mean this Agreement, each Note, each Security Document, the Subsidiaries Guaranty, the Master Vessel and Collateral Trust Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 8.11.

            "CREDIT EVENT" shall mean the making of any Loan.

            "CREDIT PARTY" shall mean the Borrower and each Subsidiary Guarantor, and any other Subsidiary which at any time executes and delivers any Credit Document.

            "DEBT AGREEMENTS" shall have the meaning provided in Section 5.05.

            "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

            "DIVIDEND" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of, or equity interests in, such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "DOCUMENTS" shall mean the Credit Documents, the Recapitalization Documents and the Equity Financing Documents.

            "DOLLARS" and the sign "$" shall each mean lawful money of the United States.

            "EARNINGS AND INSURANCE COLLATERAL" shall mean all "Collateral" as defined in the Assignments of Earnings and the Assignments of Insurances.

            "EFFECTIVE DATE" shall have the meaning provided in Section 13.10.

            "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "EMPLOYMENT AGREEMENTS" shall have the meaning provided in Section 5.05.

            "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "EQUITY FINANCING" shall have the meaning provided in Section 5.06.

            "EQUITY FINANCING DOCUMENTS" shall mean the Borrower's registration statement on Form S-1, as filed with the Securities and Exchange Commission on ___________, 2001 and each other agreement or document executed in connection with the Equity Financing, as such documents may be amended, supplemented or restated from time to time in accordance with the provisions hereof and thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Loan, (a) the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "EVENT OF DEFAULT" shall have the meaning provided in Section 10.

            "EVENT OF LOSS" means any of the following events: (x) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if such Vessel shall have been returned to the Borrower following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(c) hereof, no Event of Loss shall be deemed to have occurred by reason of such event.

            "EXISTING INDEBTEDNESS" shall have the meaning provided in Section 7.21.

            "FEDERAL FUNDS RATE" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

            "FOREIGN PENSION PLAN" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower which is not incorporated, or formed under the laws of, the United States or any State or territory thereof.

            "GAAP" shall have the meaning provided in Section 13.07(a).

            "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

            "INDEBTEDNESS" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; PROVIDED that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

            "INDEBTEDNESS TO BE REFINANCED" shall have the meaning provided in
Section 7.21(b).

            "INITIAL BORROWING DATE" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

            "INTEREST DETERMINATION DATE" shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

            "INTEREST PERIOD" shall have the meaning provided in Section 1.08.

            "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "INVESTMENTS" shall have the meaning provided in Section 9.05.

            "LEAD ARRANGER" shall mean Christiania Bank og Kreditkasse ASA, New York Branch, in its capacity as lead arranger.

            "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "LENDER" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "LENDER" hereunder pursuant to 13.04(b).

            "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) or other failure of a Lender to make available its portion of any Borrowing required to be made in accordance with the terms of this Agreement as then in effect or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a) or (b).

            "LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated Total Capitalization on such date.

            "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "LOAN" shall mean each Term Loan and each Revolving Loan.

            "MANAGEMENT AGREEMENTS" shall have the meaning provided in Section 5.05.

            "MARGIN STOCK" shall have the meaning provided in Regulation U.

            "MASTER VESSEL AND COLLATERAL TRUST AGREEMENT" shall mean the Master Vessel and Collateral Trust Agreement between the Administrative Agent on behalf of the Lenders and Christiania Bank og Kreditkasse ASA, New York Branch, substantially in the form of Exhibit J, as the same may be from time to time amended, supplemented or otherwise modified.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and the Subsidiary Guarantors taken as a whole.

            "MATURITY DATE" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

            "MORTGAGED VESSELS" shall have the meaning provided in Section 5.10.

            "MORTGAGEE" shall mean the trustee under the Master Vessel Trust Agreement, which, on the Effective Date, shall be CBK.

            "MULTIEMPLOYER PLAN" shall mean a Plan which is defined in Section 3(37) of ERISA.

            "NET CASH PROCEEDS" shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Borrower from such Collateral Disposition, net of
(i) reasonable transaction costs (including, without limitation, reasonable attorney's fees) and sales commissions and (ii) the estimated marginal increase in income taxes and any stamp tax payable by the Borrower or any of its Subsidiaries as a result of such Collateral Disposition.

            "NET WORTH" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, but excluding any treasury stock.

            "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

            "NOTE" shall mean each Term Note and each Revolving Note.

            "NOTICE OF BORROWING" shall have the meaning provided in Section
1.03.

            "NOTICE OFFICE" shall mean the office of the Administrative Agent located at 11 West 42nd Street, 7th Floor, New York, NY 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "OBLIGATIONS" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "$165 MILLION FACILITY" shall mean the Credit Agreement, dated as of June , 2001, among the Borrower, various lenders and CBK, as Administrative Agent, Syndication Agent and Lead Arranger, providing for aggregate credit facilities for the Borrower not to exceed, for purposes of this definition, $165,000,000, as the same may be amended, supplemented, restated or modified from time to time.

            "OTHER HEDGING AGREEMENT" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

            "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 11 West 42nd Street, 7th Floor, New York, NY 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PERMITTED ENCUMBRANCE" shall mean easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Mortgaged Vessel or any other property of the Borrower or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Mortgaged Vessel or the property subject thereto.

            "PERMITTED HOLDERS" shall mean (i) Peter Georgiopoulos and any corporation or other entity directly controlled by Peter Georgiopoulos and (ii) Oaktree Capital Management, LLC and any corporation or other entity directly controlled by Oaktree Capital Management, LLC.

            "PERMITTED LIENS" shall have the meaning provided in Section 9.01.

            "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "PLEDGE AGREEMENT" shall have the meaning provided in Section 5.08.

            "PLEDGE AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Pledge Agreement.

            "PLEDGED SECURITIES" shall mean "PLEDGED SECURITIES" as defined in the Pledge Agreement.

            "PRIME RATE" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PROJECTIONS" shall mean the pro forma financial projections of the Borrower and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent, meeting the requirements of Section 7.05(d) and covering each of the fiscal periods of the Borrower ending after the Effective Date and prior to the Term Loan Maturity Date.

            "QUALIFIED PREFERRED STOCK" shall mean any preferred stock so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring prior to one year after the Term Loan Maturity Date, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants other than periodic reporting requirements and (iv) do not grant the holder thereof any voting rights except for voting rights on fundamental matters such as mergers, consolidations, sales or all or substantially all of the assets of the issuer thereof, or liquidations involving the issuer thereof.

            "QUARTERLY PAYMENT DATE" shall mean the last business day of each March, June, September and December occurring after the Initial Borrowing Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 ET SEQ.

            "REAL PROPERTY" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "RECAPITALIZATION" shall have the meaning provided in Annex A hereto, with the transactions described in such Annex A, in each case, to be consummated pursuant to and, in all material respects in accordance with, the applicable Recapitalization Documents (with the separate entities acquired pursuant to the Recapitalization being, collectively, the "ACQUIRED BUSINESSES").

            "RECAPITALIZATION DOCUMENTS" shall mean (i) the Contribution Agreements, (ii) the Stock Purchase Agreement dated as of May 25, 2001, by and between United Projects Shipping & Financing Inc. and General Maritime Corporation, (iii) the Lock-Up Agreement in the form of exhibit A to the L.P. Contribution Agreements by and among General Maritime Corporation, Lehman Brothers Inc., ABN AMRO Rothschild LLC, Jeffreies & Company, Inc., as Representatives of the Several Underwriters names on Schedule I of the Underwriting Agreement, (iv) the Registration Rights Agreement in the form of Exhibit B to the L.P. Contribution Agreements, by and between General Maritime Ship Holdings Ltd. and the persons listed on Schedule I attached thereto, (v) the Waiver and Contribution Agreement in the form of Exhibit C to the L.P. Contribution Agreements, (vi) the Escrow Agreement in the form of Exhibit E to the L.P. Contribution Agreements, by and between General Maritime Ship Holdings Ltd. and the Recipients listed on Schedule 1 thereof, (vii) the Deed of Assignment and Adherence in the form of Exhibit F to the L.P. Contribution Agreements, (viii) the Management Rights Agreement in the form of Exhibit G to the L.P. Contribution Agreements by and between General Maritime Corporation and OCM Principal Opportunities Fund, L.P. and (ix) the Letter Agreement dated as of May __, 2001 by and between Peter C. Georgiopoulos and General Maritime Ship Holdings Ltd.

            "REFINANCING" shall mean the repayment in full of, and the termination of all commitments in respect of, the Indebtedness to be Refinanced on the Initial Borrowing Date.

            "REGISTER" shall have the meaning provided in Section 13.17.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REPLACED LENDER" shall have the meaning provided in Section 1.12.

            "REPLACEMENT LENDER" shall have the meaning provided in Section
1.12.

            "REPORTABLE EVENT" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "REQUIRED LENDERS" shall mean Lenders, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans) represent an amount greater than 50% of the sum of all outstanding Term Loans and the Total Revolving Loan Commitment (or after the termination thereof, the then total principal amount of outstanding Revolving Loans at such time).

            "REVOLVING LOAN" shall have the meaning provided in Section 1.01(b).

            "REVOLVING LOAN COMMITMENT" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.12 or 13.04(b).

            "REVOLVING LOAN MATURITY DATE" shall mean the fifth anniversary of the Initial Borrowing Date.

            "REVOLVING NOTE" shall have the meaning provided in Section 1.05(a).

            "SCHEDULED REPAYMENT DATE" shall have the meaning provided in
Section 4.02(b).

            "SCHEDULED REPAYMENTS" shall have the meaning provided in Section 4.02(b).

            "SECURED CREDITORS" shall have the meaning assigned that term in the Security Documents.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SECURITY DOCUMENTS" shall mean each Pledge Agreement, each Assignment of Earnings, each Assignment of Insurances and each Vessel Mortgage.

            "SELLERS" shall mean the owners of each of the Acquired Businesses (prior to giving effect to the Recapitalization) which are party to the respective Contribution Agreements.

            "SHAREHOLDERS' AGREEMENTS" shall have the meaning provided in
Section 5.05.

            "SUBSIDIARIES GUARANTY" shall have the meaning provided in Section 5.07.

            "SUBSIDIARY" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "SUBSIDIARY GUARANTOR" shall mean each direct and indirect Subsidiary of the Borrower that owns a Mortgaged Vessel on the Initial Borrowing Date or which executes a counterpart to the Subsidiaries Guaranty after the Initial Borrowing Date.

            "SYNDICATION AGENT" shall mean Christiania Bank og Kreditkasse ASA, New York Branch.

            "TAX SHARING AGREEMENT" shall have the meaning provided in Section 5.05.

            "TAXES" shall have the meaning provided in Section 4.04.

            "TERM LOAN" shall have the meaning provided in Section 1.01(a).

            "TERM LOAN COMMITMENT" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.12 or 13.04.

            "TERM LOAN MATURITY DATE" shall mean the fifth anniversary of the Initial Borrowing Date.

            "TERM NOTE" shall have the meaning provided in Section 1.05(a).

            "TEST PERIOD" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

            "TOTAL COMMITMENTS" shall mean, at any time, the sum of the Commitments of each of the Lenders.

            "TOTAL REVOLVING LOAN COMMITMENT" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

            "TOTAL TERM LOAN COMMITMENT" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders.

            "TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT" shall mean, at any time, an amount equal to the remainder of the then Total Revolving Loan Commitment, less the aggregate principal amount of Revolving Loans then outstanding.

            "TRANCHE" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, I.E., Term Loans and Revolving Loans.

            "TRANSACTION" shall mean, collectively, (i) the Recapitalization,
(ii) the Equity Financing, (iii) the consummation of the Refinancing, (iv) the borrowing of Loans on the Initial Borrowing Date and (v) the payment of fees and expenses in connection with the foregoing.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "UNITED STATES" and "U.S." shall each mean the United States of America.

            "UNUTILIZED REVOLVING LOAN COMMITMENT" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the aggregate outstanding principal amount of Revolving Loans made by such Lender.

            "VESSEL" shall mean, collectively, all sea going vessels and tankers owned by the Borrower and its Subsidiaries, and, individually, any of such vessels.

            "VESSEL MORTGAGES" shall have the meaning set forth in Section 5.10.

            "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            SECTION 12.  AGENCY PROVISIONS.

            12.01 APPOINTMENT. The Lenders hereby designate Christiania Bank OG Kreditkasse, ASA, New York Branch, as Administrative Agent (for purposes of this
Section 12, the term "ADMINISTRATIVE AGENT" shall include Christiania Bank OG Kreditkasse ASA, New York Branch (and/or any of its affiliates) in its capacity as Collateral Agent Mortgagee pursuant to the Security Documents and Trustee under the Master Vessel and Collateral Trust Agreement, and in its capacity as Lead Arranger hereunder) to act as specified herein and in the other Credit

Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents and the Master Vessel and Collateral Trust Agreement to any of its banking affilates.

            12.02 NATURE OF DUTIES. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person's gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 CERTAIN RIGHTS OF THE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            12.06 INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            12.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the

Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            SECTION 13.  MISCELLANEOUS.

            13.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees that it shall:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP, Holland & Knight LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Administrative Agent and for each of the Lenders);
(ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, the Collateral Agent, the Mortgagee under each Vessel Mortgage, the Trustee under the Master Vessel and Collateral Trust Agreement, the Lead Arranger and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any property at any time owned or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Subsidiary but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or such Subsidiary, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic or telecopier communication) and mailed, telexed, telecopied or delivered: if to the Borrower, at the Borrower's address specified under its signature below; if to any Lender, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that (i) no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and
(iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (m) in connection with a waiver of applicability of any post-default increase in interest rates and (n) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), Term Loan Commitment and/or its outstanding Term Loans to its (i) parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments, Term Loan Commitments and outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that (i) at such time
Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be),
(iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 4.04, 13.01 and 13.06) shall survive as to such assigning Lender). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.12 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.09,
1.10 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any

Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors.

            13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders). In addition, all computations determining compliance with Sections 9.07 through 9.12, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the first fiscal year of the Borrower ended after the Initial Borrowing Date pursuant to Section 8.01(b) (which principles and policies shall be generally consistent with those used to prepare the historical financial statements delivered to the Lenders pursuant to Section 7.05(a)) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Unless otherwise noted, all references in this Agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles as in effect in the United States.

            (b) All computations of interest and Commitment Commission hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Commission are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE VESSEL MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (B) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF

VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, extend the timing for or reduce the principal amount of any Scheduled Repayment, or reduce the rate or extend the time of payment of interest on any Loan or Note or Commitment Commission (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (w) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (x) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Required Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although (A) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction (other than a Scheduled Repayment), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (B) if additional Tranches of Term Loans are extended after the Initial Borrowing Date with the consent of the Required Lenders as required above, such Tranches may be included on a pro rata basis in the various prepayments or repayments required pursuant to Sections
4.01 and 4.02 (excluding Section 4.02(b) and any section providing Scheduled Repayments for any new Tranche of Term Loans).

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving

Loan Commitment), and/or repay outstanding Term Loans and terminate any outstanding Term Loan Commitments of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(iv), PROVIDED that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or Term Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 4.04, 13.01 and 13.06 shall, subject to
Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

            13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Sections 1.09, 1.10 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.09, 1.10 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.09, 1.10 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.09,
1.10 and 4.04.

            13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, PROVIDED that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender,
(b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, PROVIDED that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 13.16.

            (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

            13.17 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative

Agent in performing its duties under this Section 13.17, except to the extent caused by the Administrative Agent's own gross negligence or willful misconduct.

            13.18 JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

            13.19 LANGUAGE. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to the Administrative Agent, the Collateral Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

                                * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              GENERAL MARITIME CORPORATION,
                                   as Borrower

                              By
                                ------------------------------------------------
                                     Title:

                                 Address:
                                 Telephone:
                                 Facsimile:



                              With a copy to:
                              Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Attention:  Thomas E. Molner, Esq.
                              Telephone:  (212) 715-9100
                              Facsimile:  (212) 715-8000



                              CHRISTIANIA BANK OG
                              KREDITKASSE ASA, NEW YORK BRANCH,
                              Individually and as Administrative

                                      Agent

                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              COMMERZBANK AG,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              DEUTSCHE SCHIFFSBANK
                                 AKTIENGESELLSCHAFT,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              ING BANK N.V.,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              THE ROYAL BANK OF SCOTLAND PLC,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              UNION BANK OF NORWAY,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              VEREINS UND WESTBANK AG,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              DRESDNER BANK AG,


                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                              HAMBURGISCHE LANDESBANK
                                 GIROZENTRALE

                              By
                                -----------------------------------------------
                                     Title:

                              By
                                -----------------------------------------------
                                     Title:

                            PLAN OF RECAPITALIZATION

The Borrower (referred to herein as "IPO-Co") shall undertake an initial public offering (the "IPO") of its common stock (the "COMMON STOCK"). In connection therewith, the Borrower has agreed to certain transactions described herein (collectively, the "RECAPITALIZATION").

      1. ASSETS OF IPO-CO. Prior to the Recapitalization, IPO-Co will have no substantial assets and no shares outstanding.

      2. ACQUISITION OF OLD GENERAL MARITIME. IPO-Co will acquire the capital stock of General Maritime Corporation, a Marshall Islands corporation, the corporate successor to old General Maritime Corporation, a New York corporation ("OLD GENMAR") for Common Stock.

      3. VESSEL ACQUISITION AGREEMENTS. Subject to Section 11, IPO-Co intends to acquire 22 vessels (the "VESSELS") through three different types of agreement (collectively, the "VESSEL ACQUISITION AGREEMENTS"):

            (i) EXCHANGING PARTNERSHIPS. Fourteen Vessels will be acquired indirectly through the acquisition of seven Cayman Islands limited partnerships (the "Exchanging Partnerships") and the companies directly or indirectly wholly-owned by Peter C. Georgiopoulos that act as general partners. These acquisitions will be accomplished by an exchange by each limited partner of each Exchanging Partnership of all of its partnership interests in the Exchanging Partnership and the exchange by Peter C. Georgiopoulos and companies owned by him (the "GENERAL PARTNER OWNERS") of all of the outstanding capital stock of the managing general partners and administrative general partners of the Exchanging Partnerships for Common Stock (the General Partner Owners and each such limited partner, collectively, the "EXCHANGING PARTNERS"). Set forth below is a list of the Exchanging Partnerships and the Vessels they own:

--------------------------------------------------------------------------------
EXCHANGING PARTNERSHIP                  VESSEL(S)
--------------------------------------------------------------------------------
Ajax Limited Partnership                GENMAR AGAMEMNON

                                        GENMAR AJAX

                                        GENMAR CONSTANTINE

                                        GENMAR MINOTAUR

--------------------------------------------------------------------------------
Ajax II L.P.                            GENMAR GABRIEL

                                        GENMAR MACEDON

                                        GENMAR SPARTIATE

                                        GENMAR ZOE

--------------------------------------------------------------------------------
Boss, L.P.                              GENMAR BOSS

                                        GENMAR SUN

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
General Maritime I, L.P.                ALTA
--------------------------------------------------------------------------------
General Maritime II, L.P.               GENMAR COMMANDER
--------------------------------------------------------------------------------
Harriet, L.P.                           HARRIET
--------------------------------------------------------------------------------
Pacific Tankship, L.P.                  GENMAR GEORGE

--------------------------------------------------------------------------------


            (ii) ACQUISITION OF WEXFORD VESSELS. Five Vessels owned by affiliates of Wexford Capital, LLC and commercially managed by Old Genmar (the "WEXFORD Vessels") will be acquired from the limited liability companies and limited partnerships which own them (the "WEXFORD SELLERS ") by acquisitions of five special purpose subsidiaries which directly own the Vessels. The following are the Wexford Vessels: the KENTUCKY, the WEST VIRGINIA, the GENMAR ALEXANDRA, the GENMAR HECTOR and the GENMAR PERICLES. IPO-Co will issue Common Stock and repay the Indebtedness which is secured by these Vessels as consideration; and

            (iii) ACQUISITION OF THE POST-CLOSING VESSELS. One Vessel, the STAVANGER PRINCE will be acquired from KS Stavanger Prince and two Vessels, the ANELLA and the ANJA (these three Vessels, the "POST-CLOSING VESSELS"), will be acquired from Blystad Shipholding Inc., Liberia (the "POST-CLOSING SELLERS") in exchange for Common Stock. IPO-Co will issue Common Stock and repay the Indebtedness which is secured by these Vessels to the extent provided in the Memorandum of Agreement for each such purchase as consideration.

The Exchanging Partnerships, the Wexford Sellers and the Post-Closing Sellers are referred to herein as the "TRANSFERRING VESSEL OWNERS." The Exchanging Partners, the Wexford Sellers, the Post-Closing Sellers and Peter C. Georgiopoulos in respect of the Genmar Shares (as defined below) are referred to herein as the "RECIPIENTS."

      4. RECAPITALIZATION CLOSING TIME. The time of closing of the Recapitalization ("RECAPITALIZATION CLOSING TIME") will occur simultaneously with the execution of a firm commitment underwriting agreement for the IPO (the "UNDERWRITING AGREEMENT"), which is expected to be three days prior to the closing of the IPO, except that the closing of the purchase of the special purpose subsidiaries which directly own the Wexford Vessels will occur simultaneously with the closing of the IPO, and the closing of the purchase of the Post-Closing Vessels will occur thereafter once arrangements have been made for inspection and delivery of the vessels.

      5. IPO TERMS. The Underwriting Agreement will specify a price per share to the public in the IPO (the "IPO PRICE"). It shall also specify a total number of shares of Common Stock to be outstanding immediately prior to the closing of the IPO following completion of the acquisitions described in Sections 2 and 3 above (the "RECAPITALIZATION SHARES"). The IPO Price will be determined by negotiation between the representative of the underwriters and IPO-Co. A pricing committee comprised solely of Peter C.

Georgiopoulos, Stephen Kaplan and Mark Polzin shall approve in their sole discretion the IPO Price and the number of Recapitalization Shares in writing prior to execution of the Underwriting Agreement. In the event that Peter C. Georgiopoulos is unavailable, a substitute designated by IPO-Co shall serve on the pricing committee. In the event that Stephen Kaplan is unavailable, a substitute designated by Oaktree Capital Management, LLC shall serve on the pricing committee. In the event that Mark Polzin is unavailable, a substitute designated by Moreland Management Company shall serve on the pricing committee. In connection with each such person's service on the pricing committee, IPO-Co will indemnify such persons pursuant to an indemnification agreement reasonably satisfactory to the pricing committee members.

      6. DETERMINATION OF DISTRIBUTION OF THE RECAPITALIZATION SHARES. In each case subject to procedures for avoidance of fractional shares pursuant to
Section 7 below and the provisions of Section 10 below, IPO-Co shall determine the distribution of the Recapitalization Shares as follows:

            (i) Peter C. Georgiopoulos will receive a number of shares (the "GENMAR SHARES") in respect of Old Genmar equal to 10% of the excess of (A) the Recapitalization Shares over (B) a number of shares at the IPO Price equal to the Aggregate Vessel Relative Value.

            (ii) A number of shares of Common Stock (the "VESSEL OWNER PURCHASE PRICE") shall be allocated to each Transferring Vessel Owner based on the following calculation:

    Vessel Owner Purchase Price = AVAILABLE SHARES X OWNER VESSEL RELATIVE VALUE
                                  ----------------------------------------------
                                          Aggregate Vessel Relative Value

      As used in the foregoing equation:

      "AVAILABLE SHARES" means the total number of Recapitalization Shares minus the Genmar Shares.

      "OWNER VESSEL RELATIVE VALUE" means the aggregate Vessel Relative Value (as defined in Section 8 below) for the Vessel or Vessels owned directly or indirectly by the Transferring Vessel Owner for which the calculation is being made.

      "AGGREGATE VESSEL RELATIVE VALUE" means the aggregate Vessel Relative Value for all of the Vessels.

            (iii) In the case of Vessels transferred directly or indirectly by the Wexford Sellers and the Post-Closing Sellers, the Vessel Owner Purchase Price will be delivered to the Transferring Vessel Owner in accordance with Section 9 below. In the case of Vessels acquired by the acquisition of partnership interests of Exchanging Partnerships, the Vessel Owner Purchase Price shall be delivered to the Exchanging Partners on the same basis as if: (A) such shares had been delivered to the Exchanging Partnership in exchange for the assets and liabilities of the Exchanging Partnership reflected in the calculation of Vessel Relative Value; (B) the Exchanging Partnership had then dissolved (without establishment of any reserves thereunder); and (C) all partners of the Exchanging Partnership had agreed to distribute such shares on the same basis as cash would be distributed under the provisions of the applicable partnership agreement treating each such share as if it were an amount of cash equal to the IPO Price; provided that shares allocated to the managing general partner or the administrative general partner of the Exchanging Partnership shall be issued directly to the General Partner Owners.

      7. FRACTIONAL SHARES. IPO-Co may adjust the number of shares which would otherwise be issued or delivered by IPO-Co or from an Escrow Account pursuant to
Section 6 or Section 9 so as to eliminate fractional shares and so as to ensure that the number of shares outstanding following the distribution equals the total pre-IPO capitalization authorized by the Board of Directors of IPO-Co and set forth in the Underwriting Agreement and IPO-Co's public filings in connection with the IPO. This may result in Recipients receiving, at the discretion of IPO-Co, more or fewer shares (by a small number of shares or fraction thereof) than they would otherwise receive pursuant to Section 6 and
Section 9. Any Recipient who would have been entitled to receive shares or fractions thereof but for this Section shall receive a cash payment therefor based on the IPO Price. Any Recipient who receives additional shares or fractions thereof pursuant to this Section shall be required to pay for such shares or fractions thereof in cash based on the IPO Price.

      8. CALCULATION OF VESSEL RELATIVE VALUE. Vessel Relative Value shall be calculated as follows:

            (i) For each Vessel owned directly or indirectly by the Exchanging Partnerships and the Wexford Vessels, Vessel Relative Value shall equal the Appraised Value of such Vessel plus any Cash, Loans Receivable, Restricted Cash, Accounts Receivable, Due from Charterer, and Prepaid Expenses of the entities transferred (directly or indirectly) to IPO-Co pursuant to the Vessel Acquisition Agreement minus (A) any Accounts Payable and Accrued Interest Expense transferred (directly or indirectly) to IPO-Co pursuant to the Vessel Acquisition Agreement and (B) any Indebtedness transferred (directly or indirectly) to IPO-Co in the case of the Exchanging Partnerships and repaid by IPO-Co in the case of the Wexford Vessels. For the Post-Closing Vessels, Vessel Relative Value shall equal the Appraised Value of the Vessel minus any Indebtedness repaid or to be repaid by IPO-Co in connection with the acquisition of the Vessel and any other cash paid to or for the account of the applicable Post-Closing Seller in respect of the Vessel at the closing of the Vessel.

            (ii) The "APPRAISED VALUE" means, for each Vessel, an amount to be conclusively determined (absent manifest error) by IPO-Co's calculation of the average of three valuations of each Vessel obtained by IPO-Co as of March 31, 2001 from Braemar Shipbrokers Ltd., Mallory, Jones, Lynch, Flynn & Assoc. Inc. and Fearn Sale.

            (iii) "ACCOUNTS PAYABLE," " ACCOUNTS RECEIVABLE," "ACCRUED INTEREST EXPENSE," "CASH," "DUE FROM Charterer," "INDEBTEDNESS," "LOANS RECEIVABLE," "PREPAID EXPENSES" "RESTRICTED CASH" each have the meanings provided therefor in accordance with U.S. generally accepted accounting principles as applied by IPO-Co consistent with its financials as set forth in the Prospectus for its IPO. Such amounts shall be calculated as of the Recapitalization Closing Time as finally reviewed by Deloitte & Touche LLP, IPO-Co's auditors in accordance with AICPA standards.

      9. DETERMINATION AND DELIVERY OF VESSEL OWNER PURCHASE PRICE.

      A.    RECAPITALIZATION CLOSING TIME AND THE ESCROW ACCOUNTS.

            (i) Prior to the Recapitalization Closing Time, IPO-Co shall make a preliminary estimate (the "PRELIMINARY CALCULATION") of Vessel Owner Purchase Price for each Transferring Vessel Owner and the number of shares of Common Stock to which each Recipient is entitled. For this purpose, calculations of Accounts Payable, Accounts Receivable, Accrued Interest Expense, Cash, Due from Charterer, Indebtedness, Loans Receivable, Prepaid Expenses, and Restricted Cash shall take into account the most recent financials of the Transferring Vessel Owners and the appraisals of the relevant Vessels at March 31, 2001. The Preliminary Calculations shall be set forth in a certificate of IPO-Co and shall be final, binding and conclusive for purposes of the Recapitalization Closing Time.

            (ii) At the Recapitalization Closing Time, IPO-Co shall deliver a certificate evidencing the Recapitalization Shares to an escrow agent (the "ESCROW AGENT") who shall hold such shares for delivery as provided herein.

            (iii) The Escrow Agent will establish four accounts (the "ESCROW
                  ACCOUNTS ") and IPO-Co will instruct the Escrow Agent to place in each account the number of shares provided for herein in a sub-account for the account of each Recipient. The first account (the "POST-CLOSING VESSEL ACCOUNT") shall consist of shares to which the Post-Closing Sellers will be entitled upon closing of the acquisition of the Post-Closing Vessels following the Recapitalization Closing Time. The second account (the "PURCHASE PRICE CALCULATION ACCOUNT") shall consist of 10% of the shares to which the Recipients are entitled at the Recapitalization Closing Time or for the Wexford Vessels and the Post-Closing Vessels the closing of the relevant Vessel Acquisition Agreement and will be distributed in connection with the Calculation (as defined below). The third account (the "INDEMNITY ACCOUNT") will consist of 10% of the shares to which the Recipients other than the Post-Closing Sellers are entitled at the Recapitalization Closing Time or for the Wexford Vessels at the closing of the Vessel Acquisition Agreement for the Wexford Vessels and shall be available to satisfy indemnification obligations under the Vessel Acquisition Agreements. The fourth account (the "COLLAR ACCOUNT") will consist of the Collar Shares (as defined below) and will be distributed in connection with the Final Collar Certificate (as defined in Annex A-1). IPO-Co shall cause the Escrow Agent to deliver certificates evidencing the remainder of the Recapitalization Shares other than Shares in the Post-Closing Vessel Account to the Recipients other than the Post-Closing Sellers as promptly as practicable and in any event no later than 30 days following the

                  Recapitalization Closing Time in accordance with the Preliminary Calculation.

            (iv) In the event that the Vessel Acquisition Agreement for purchase of any Wexford Vessel or Post-Closing Vessel is terminated without the closing of any Vessel thereunder, (1) IPO-Co shall instruct the Escrow Agent to deliver the shares of Common Stock which would otherwise be deliverable hereunder in respect of such Vessel to IPO-Co and (2) Peter C. Georgiopoulos will return to IPO-Co a portion of the Genmar Shares equal to the total number of Genmar Shares multiplied by a fraction, the numerator of which is the number of shares described under the preceding clause (1), and the denominator of which is the total Available Shares.

      B. POST-CLOSING TIME ADJUSTMENT AND SETTLEMENT OF PURCHASE PRICE CALCULATION ACCOUNTS .

            (i) Following the Recapitalization Closing Time, IPO-Co shall recalculate the amounts set forth in (A)(i) above using amounts for Cash, Loans Receivable, Restricted Cash, Accounts Receivable, Due from Charterer, Indebtedness, Prepaid Expenses, Accrued Interest Expense and the Appraised Value in each case as of the Recapitalization Closing Time as calculated and reviewed by Deloitte & Touche LLP, IPO-Co's auditors in accordance with AICPA standards (the "CALCULATION").

            (ii) No later than 90 days following the Recapitalization Closing Time, IPO-Co shall deliver to each Recipient a certificate (the "CALCULATION CERTIFICATE") setting forth the Calculation and the number of shares of Common Stock to which such Recipient is entitled based thereon. The Calculation Certificate shall be calculated and reviewed by Deloitte & Touche LLP in accordance with AICPA standards and shall be the final, conclusive and binding determination of the matters set forth therein except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

            (iii) If the number of shares as set forth in the Final Calculation
                  Certificate (as defined in Annex A-1) for a Recipient exceeds the number of shares previously delivered to (and held in Escrow Accounts in respect of) such Recipient, then the Escrow Agent shall deliver according to the instructions of (and place in appropriate Escrow Accounts, in accordance with the last sentence of clause B(v) below, in respect of) such Recipient a number of shares such that the number of shares delivered to (and placed in Escrow Accounts in respect of) such Recipient is in accordance with clause (B)(i) above, taking into account the Final Calculation Certificate.

            (iv) If the number of shares as set forth in the Final Calculation Certificate for a Recipient is less than the number of shares previously delivered to (or held in the appropriate sub-account of the Purchase Price Calculation Account (or other account as set forth in clause (v) in respect of) such Recipient, then such Recipient shall deliver to the Escrow Agent for redelivery to Recipients entitled to additional shares under clause (B)(iii) above (and IPO-Co may instruct the Escrow Agent to remove from the appropriate sub-account of the Purchase Price Calculation Account (or other account as set forth in clause (v) and to redeliver) a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause (B)(i) above, taking into account the Final Calculation Certificate.

            (v) Shares to be delivered by a Recipient under clause (B)(iv) above will be provided first from the Recipient's sub-account in the Purchase Price Calculation Account. Such shares shall next be provided from shares held in any sub-Escrow Accounts of such Recipient other than the Purchase Price Calculation Account which exceed the amount required to be held in such account in accordance with clause (B)(iv) above. IPO-Co may instruct the Escrow Agent to release and deliver shares in accordance with the preceding two sentences. After all of the shares required to be delivered by a Recipient pursuant to clause (B)(iv) have been delivered, IPO-Co shall instruct Escrow Agent to release (1) any shares remaining in the appropriate sub-account of the Purchase Price Calculation Account and (2) any shares in any sub-Escrow Account other than the Purchase Price Calculation Account which exceed the amount required to be held in such sub-account in accordance with clause (B)(iv) above, and deliver such shares in accordance with the instructions of such Recipient. In the event that a Recipient is entitled to additional shares pursuant to clause (B)(iii) above, an appropriate portion of such shares shall be delivered into the Recipient's sub-account of the Indemnity Account, the Collar Account and the Post-Closing Vessel Account, in each case if applicable, for such Recipient and IPO-Co may instruct the Escrow Agent to so deliver such shares.

      C.    COLLAR CALCULATION AND SETTLEMENT OF THE COLLAR ACCOUNT.

            (i) This Section 9(C) applies only to the Exchanging Partners of the Exchanging Partnerships. No later than 45 days following the Collar Calculation Date (as defined below), IPO-Co shall provide a certificate (a "COLLAR CERTIFICATE") recalculating the number of shares to which each Recipient who is a General Partner Owner or a limited partner of an Exchanging Partnership is entitled (but not recalculating the aggregate number of shares allocated in respect of an Exchanging Partnership), as provided in clause (A)(i) above as modified by clause (B) above with the sole alteration to such calculation being the use of the Recalculation Price in place of the IPO Price for purposes of Section 6(iii) only (the "COLLAR ADJUSTMENT"). The Collar Certificate shall be provided to each Recipient that was an Exchanging Partner. Such amounts shall be calculated and reviewed by Deloitte & Touche LLP in accordance with AICPA standards and shall be final and conclusive except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

            (ii) If the number of shares as set forth in the Final Collar Certificate for a Recipient exceeds the number of shares previously delivered to (and held back in respect of) such Recipient, IPO-Co shall instruct the Escrow Agent to deliver from the sub-account of the Collar Account for such Recipient according to the instructions of such Recipient (or to any remaining sub-Escrow Account in respect of such Recipient) a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause (A)(i) above as modified by clause (B) above with the sole alteration to such calculation being the use of the Collar Adjustment.

            (iii) If the number of shares as set forth in the Final Collar
                  Certificate for a Recipient is less than the number of shares previously delivered to (and held back in respect of) such Recipient, IPO-Co shall instruct the Escrow Agent to remove from the Recipient's sub-account of the Collar Account and redeliver to Recipients entitled to additional shares pursuant to clause (C)(ii) above a number of shares such that the number of shares delivered to (and held back in respect of) such Recipient is in accordance with clause (A)(i) above as modified by clause (B) above with the sole alteration to such calculation being the use of the Collar Adjustment, provided that any adjustment reducing shares for the account of a Recipient in connection with the Final Collar Certificate will be made solely from shares in the Recipient's sub-account of the Collar Account after adjustment in respect of the Final Calculation Certificate.

            (iv) The provisions of clauses (C)(ii) and (C)(iii) shall be implemented separately with respect to the General Partner Owners (a) as Recipients for shares they are entitled to receive in respect of their capital contributions to the Exchanging Partnerships; and (b) as Recipients for any additional shares they are entitled to receive other than in respect of their capital contributions to the Exchanging Partnerships.

            (v) If pursuant to clause (C)(iii), a Recipient is required to return shares to the Escrow Agent for redelivery pursuant to clause (C)(ii), then IPO-Co shall instruct Escrow Agent to remove shares from the Indemnity Account or the Purchase Price Calculation Account of such Recipient (if still in place) which exceed the amount which would have been required to be held in such account in accordance with clause (A)(iii) above had the calculation in clause (A)(iii) been made on the basis of the Final Collar Certificate and release them for delivery as instructed by Recipient. After all of the shares required to be delivered by a Recipient pursuant to clause (C)(iii) have been delivered, IPO-Co shall instruct Escrow Agent to release any shares remaining in the Collar Account for such Recipient in accordance with the instructions of such Recipient. In the event that a Recipient is entitled to additional shares pursuant to clause (C)(ii) above, an appropriate portion of such shares shall be delivered into the Indemnity Account, the Purchase Price Calculation Account and the Post-Closing Vessel Account, in each case if applicable, for such Recipient and IPO-Co may instruct the Escrow Agent to so deliver such shares.

            (vi) As used herein, "COLLAR SHARES" means (a) as to each limited partner of an Exchanging Partnership and as to each General Partner Owner but only to the extent of any shares they are entitled to receive in respect of capital contributions to an Exchanging Partnership, a number of shares of Common Stock equal to the excess of (1) the number of shares of Common Stock to which such Recipient is entitled under Section 6(iii) in respect of such Exchanging Partnership (as to the General Partner Owners in respect of such capital contributions) over
                  (2) the number of shares of Common Stock to which such Recipient would have been so entitled had the IPO Price been the actual IPO Price plus $5.00 and (b) as to the General Partner Owners in respect of shares they are entitled to receive other than in respect of capital contributions, a number of shares of Common Stock equal to the excess of (1) the number of shares of Common Stock to which the General Partner Owners are entitled under Section (6)(iii) as managing general partners based on a percentage of shares distributed to such limited partners over (2) the number of shares of Common Stock to which the General Partner Owners would have been so entitled had the IPO Price been the actual IPO Price minus $5.00.

            (vii) As used herein, "COLLAR CALCULATION DATE" means the earlier to occur of (a) the closing date of an underwritten public offering in which (together with all prior registered public offerings of the Company) limited partners of the Exchanging Partnerships have sold an aggregate of at least one third of the shares of Common Stock issued to them or deposited in an escrow account on their behalf in the Recapitalization and (b) the first anniversary of the Recapitalization Closing Time.

            (viii)As used herein, "RECALCULATION PRICE" means the value per share of Common Stock determined as follows: (a) if the Collar Calculation Date is determined by clause (a) of the definition thereof, the price to the public in the public offering closing on the Collar Calculation Date and (b) if the Collar Calculation date is determined by clause (b) of the definition thereof, (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Recalculation Price shall be the average of the last reported sale price of the Common Stock on such exchange or market on the last twenty (20) trading days ending on the Collar Calculation Date (or the trading day immediately prior thereto if the Collar Calculation Date is not a trading day), or if no such sale is made on any such day, the average closing bid and asked prices for such day on such exchange or market (in each case rounded to the nearest penny); or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, an amount, not less than book value per share of Common Stock at the end of the most recent fiscal year of IPO-Co ending prior to the Collar Calculation Date, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of IPO-Co; PROVIDED that in no event shall the Recalculation Price be more than $5.00 greater or less than the actual IPO Price.

      D. PAYMENTS FROM INDEMNITY ACCOUNT AND GENERAL PARTNER OWNERS.

            (i) This Section 9(D) applies only to the Exchanging Partners of an Exchanging Partnership which are required to make payments from the Indemnity Account in respect of a breach by the Exchanging Partnership of a representation, warranty or covenant of the Exchanging Partnership pursuant to the Vessel Acquisition Agreement to which it is a party as set forth in
                  Article 4, Article 10, or elsewhere in such Vessel Acquisition Agreement (an "Indemnity Payment"). The purpose of this
                  Section 9(D) is to reallocate the shares of Common Stock distributed in respect of such Exchanging Partnership among its Exchanging Partners so that each of them will receive the same number of shares they would have received if the total number of shares previously delivered by IPO-Co in respect of such Exchanging Partnership had been reduced by the Indemnity Payment. This Section 9(D) does not apply to indemnification obligations arising from the breach of any representation, warranty, or covenant under a Vessel Acquisition Agreement by an individual Exchanging Partner.

            (ii) In the event that an Indemnity Payment is required in respect of an Exchanging Partnership, IPO-Co shall recalculate the number of shares to be distributed to the Exchanging Partners of such Exchanging Partnership pursuant to Section 6(iii) as adjusted to date under this Section 9 as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of such Indemnity Payment. If the number of shares distributed to (or held in the Indemnity Account sub-account in respect of) the General Partner Owner for such Exchanging Partnership prior to such Indemnity Payment (other than in respect of its capital contributions to such Exchanging Partnership) exceeds the number of shares which would be distributed to (or held in the Indemnity Account sub-account in respect of) the General Partner Owner for such Exchanging Partnership after such recalculation (other than in respect of its capital contributions to such Exchanging Partnership), such General Partner Owner shall deliver to IPO-Co a number of shares equal to such excess. Such shares shall be taken first from the sub-account of the Indemnity Account of such General Partner Owner in respect of such Exchanging Partnership; and then delivered by such General Partner directly. If such General Partner or its affiliate transferees no longer hold sufficient shares of Common Stock to make such delivery, they shall deliver cash at the IPO Price.

            (iii) IPO-Co shall distribute the shares or cash received from such
                  General Partner Owner pursuant to the preceding clause (ii) among the limited partner Exchanging Partners and the General Partner Owner in respect of its capital contributions to such Exchanging Partnership in accordance with Section 6(iii) as adjusted to date under this Section 9 as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of the Indemnity Payment.

            (iv) Regardless of whether clauses (ii) and (iii) apply, after making any Indemnity Payment, IPO-Co shall instruct the Escrow Agent to reallocate the shares in the Indemnity Account from which such Indemnity Payment was made as if the Vessel Owner Purchase Price for such Exchanging Partnership had been reduced by the amount of such Indemnity Payment. If shares have been distributed under clause (iii) above, such reallocation shall take account of such distribution.

            (v) The calculations and determinations required by this Section 9(D) shall be set forth in a certificate of IPO-Co which shall be reviewed by Deloitte & Touche LLP i n accordance with AICPA standards and provided to each Exchanging Partner of the relevant Exchanging Partnership. Such certificate shall be final and conclusive except to the extent a matter set forth therein is the subject of a dispute in accordance with Annex A-1.

      E. PAYMENTS FROM THE POST-CLOSING VESSEL ACCOUNT. Upon the closing of the purchase of each Post-Closing Vessel, IPO-Co shall instruct the Escrow Agent to deliver a certificate evidencing the shares allocated to the Post-Closing Seller in respect of such Post-Closing Vessel under Section 9(A)(i) to such Post-Closing Seller; provided that 10% of such shares shall be placed in such Post-Closing Seller's sub-account of the Purchase Price Calculation Account.

      F.    SPLITS AND ADJUSTMENTS.

            (i) In the event of a split, reverse split, distribution of securities, recapitalization, merger, consolidation or similar event relating to the Common Stock prior to the completion of the calculations and distributions required by this Section 9, the Board of Directors of IPO-Co shall adjust the calculations provided hereby in such manner as they determine to be equitable in the circumstances and in keeping with the arrangements provided for herein.

            (ii) All shares issued pursuant to this Section 9 shall be subject to adjustment pursuant to Section 7 and any issuance of shares under this Section 9 is subject to the terms of Section 10.

      10. LIMITED POWER TO SUBSTITUTE. In any case where this Plan of Recapitalization requires IPO-Co or the Escrow Agent to deliver Common Stock to a Recipient, IPO-Co may, at its election, substitute cash at the IPO price for up to 5% of the Common Stock to which a Recipient would otherwise be entitled if such substitution would result in the shares held by a shareholder constituting less than 5% of the value of the outstanding shares of stock (and/or the amount of outstanding shares of stock held by all holders of 5% of such shares either aggregating less than 50% of such shares or materially reducing the risk of aggregating more than 50% of such shares) for purposes of Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), or 10% of the voting stock (and/or the amount of shares of voting stock held by all holders of 10% of such shares either aggregating less than 50% of such shares or materially reducing the risk of aggregating more than 50% of such shares) for purposes of the determination of whether IPO-Co is a " controlled foreign corporation" as defined under Section 957 of the Code. In making these calculations IPO-Co may assume completion of the computations provided for in Section 9(C) on the basis of any Recalculation Price no more than $5.00 greater or less than the actual IPO Price.

      11. TERMINATION OF ONE OR MORE ACQUISITION AGREEMENTS OR ELIMINATION OF ONE OR MORE VESSELS. To the extent (and only to the extent) expressly provided for under the terms and conditions of each Acquisition Agreement, IPO-Co may, in its discretion, terminate one or more Acquisition Agreements as a whole or terminate the acquisition of one or more Vessels under such Acquisition Agreement. In such event, the calculations provided hereunder shall be made as if such Acquisition Agreement or Vessel or Vessels had not been reflected herein.

                                                                         ANNEX A

                                                                       ANNEX A-1



      Any Recipient entitled to receive IPO-Co's Calculation Certificate, IPO-Co's Collar Certificate or the certificate required by Section 9(D) of Annex A (each a "CERTIFICATE") may contest any matter set forth therein but only if
(i) such Recipient provides IPO-Co written notice of the matters Recipient contests setting forth in reasonable detail the nature and basis of such disagreement and the Recipient's proposed adjustment(s) (a "DISPUTE NOTICE") within 30 days after the delivery of the Certificate to Recipient and (ii) if the Dispute Notice relates to a matter which is common to all partners of an Exchanging Partnership rather than to a particular partner or partners of an Exchanging Partnership, it is signed by limited partners who held, immediately prior to the Recapitalization, in excess of 50% of the limited partnership interests therein and names a person who may act on behalf of all such limited partners to resolve such disagreement. If one or more Recipients timely provide Dispute Notices in accordance with the preceding sentence, the representatives of the Recipients providing the notice and IPO-Co shall meet promptly and attempt in good faith to resolve any differences. If such persons cannot mutually resolve such disagreement within 10 days after the date of the Dispute Notice, such dispute promptly shall be submitted for resolution to a recognizable and reputable certified public accounting firm that is mutually acceptable to IPO-Co and the Recipients providing the Dispute Notice. Such accounting firm promptly shall resolve the matters that are in disagreement among the parties with respect to the IPO-Co's Certificate as set forth in the Dispute Notice in accordance with the terms of the Plan of Recapitalization, and promptly shall deliver its determination in writing to IPO-Co and the Recipients who delivered such Dispute Notice. The fees and expenses of such accounting firm shall be borne by IPO-Co and such Recipients pro rata based on a fraction, the numerator of which shall be the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the IPO-Co's Certificate as to the portion to be borne by IPO-Co and the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Dispute Notice as to the portion to be borne by the Recipients delivering such Dispute Notice (who shall bear such cost among themselves jointly and severally or in such fashion as they decide in writing among themselves). The denominator of such fraction shall be the difference between the adjustment set forth in IPO-Co's Certificate and the adjustment set forth in the Dispute Notice. The determination of such accounting firm shall be final, conclusive and binding upon the Recipients and IPO-Co. Any matter set forth in a Certificate as to which a Dispute Notice is not provided timely and in accordance with the first sentence of this Annex A-1 shall be determined on a final, conclusive and binding basis by the Certificate. Any matter set forth in a Certificate which is the subject of a Dispute Notice so delivered shall be determined on such a basis as provided in this Annex A-1. The matters set forth in the Calculation Certificate and the Collar Certificate, in each case once determined on a final, conclusive and binding basis are referred to herein as the "FINAL CALCULATION CERTIFICATE" and the "FINAL COLLAR CERTIFICATE" respectively.

                                                                      SCHEDULE I

                                    COMMITMENTS

                                  Term        Revolving
                                  LOAN          LOAN
LENDER                         COMMITMENT    COMMITMENT       TOTALS
------                         ----------    ----------       ------
Christiania Bank OG            $________     $________        $ 45,000,000
Kreditkasse, ASA, New York
Branch

Hamburgische Landesbank                                       $ 40,000,000
Girozentrale

The Royal Bank of Scotland                                    $ 40,000,000
Plc

Commerzbank AG                                                $ 30,000,000

Deutsche Schiffsbank                                          $ 30,000,000

Aktiengesellschaft                                            $ 30,000,000

ING Bank N.V.                                                 $ 30,000,000

Union Bank of Norway                                          $ 30,000,000

Vereins und Westbank AG                                       $ 30,000,000

Dresdner Bank AG                                              $ 25,000,000

Totals                        $200,000,000  $100,000,000    $300,000,000
                              ============  ============    ============

                                                                     Schedule II

                                LENDER ADDRESSES

CHRISTIANIA BANK OG KREDITKASSE,          Co-Arranger
ASA, NEW YORK BRANCH
11 West 42nd Street, 7th Floor
New York, NY  10036
Attn:   Mr. Hans Chr. Kjelsrud
Telephone:  212-827-4814
Facsimile:    212-827-4888

COMMERZBANK AG                            Co-Arranger
Schauenburgerstrasse 49
20095 Hamburg, Germany
Attn:  Mr. Stefan E. Kuch
Telephone:  49-40-3683-4062
Facsimile:    49-40-3683-4068

DEUTSCHE SCHIFFSBANK                      Co-Arranger
AKTIENGESELLSCHAFT
Domshof 17
28195 Bremen, Germany
Attn:  Mr. Malte Schulte-Trux
Telephone:  49-421-3609 249
Facsimile:    49-421-323539

HAMBURGISCHE LANDESBANK                   Co-Arranger
GIROZENTRALE
Gerhart-Hauptmann-Platz 50
20095 Hamburg, Germany
Attn:  Ms. Uta Urbaniak
Telephone:  49-40-3333-1769
Facsimile:    49-40-3333-3069

ING BANK N.V.                             Co-Arranger
c/o 4th Floor  60 London Wall
London EC2M 5TQ, England
Attn:  Mr. Hugh Baker
Telephone:  44-207-767-1992
Facsimile:    44-207-767-7252

THE ROYAL BANK OF SCOTLAND PLC            Co-Arranger
5-10 Great Tower Street
London EC3P 3HX, England
Attn:  Mr. Graham Locker
Telephone:  44-20-7615 4637
Facsimile:    44-20-7283-7538

                                                                     Schedule II
                                                                          Page 2


UNION BANK OF NORWAY                      Co-Arranger
Kirkegt. 18
0107 Oslo, Norway
Attn:  Mr. Hans Jacob N0rregaard
Telephone:  47-22-319331
Facsimile:    47-22-319830

VEREINS UND WESTBANK AG                   Co-Arranger
22 Alter Wall
20457 Hamburg, Germany
Attn:  Ms. Susanne Mertens
Telephone:  49-40-3692-3716
Facsimile:    49-40-3692 3696

DRESDNER BANK AG
Jungfernstieg 22
20349 Hamburg, Germany
Attn:  Mr. Daming Qian
Telephone:  49-40-3501 4012
Facsimile:    49-40-3501 4007

                                                                    SCHEDULE III

                                MORTGAGED VESSELS

NAME                   OWNER                 ID NUMBER            REGISTRY
----                   -----                 ---------            --------